Exhibit 10.16
OFFICE LEASE AGREEMENT
     THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the 15th day of December, 2006, by and between WASHINGTON TELEVISION CENTER LLC, a District of Columbia limited liability company (“Landlord”), and BLACKBOARD INC., a Delaware corporation (“Tenant”).
ARTICLE I
DEFINITIONS
     1.1 Building: The building located at 650 Massachusetts Avenue, NW, Washington, D.C. 20001 containing approximately Two Hundred Ninety-One Thousand Sixty-Three (291,063) square feet of rentable area.
     1.2 Leased Premises: One Hundred Eleven Thousand Eight Hundred Ninety-Five (111,895) square feet of rentable area consisting of approximately Thirty-Five Thousand Four Hundred Thirty-Two (35,432) rentable square feet on the entire eighth (8th) floor of the Building, approximately Thirty-Five Thousand Four Hundred Thirty-Two (35,432) rentable square feet on the entire seventh (7th) floor of the Building, approximately Thirty-Five Thousand Four Hundred Thirty-Two (35,432) rentable square feet on the sixth (6th) floor of the Building, and approximately Five Thousand Five Hundred Ninety-Nine (5,599) rentable square feet on the first (1st) floor of the Building (the “First Floor Space”), all as more particularly designated on Exhibit A (collectively, the “Premises”).
     1.3 Lease Term: Ten (10) years from the Lease Commencement Date unless such term shall be terminated earlier or extended in accordance with the provisions of this Lease.
     1.4 Anticipated Delivery Date: March 8, 2007.
     1.5 Base Rent:
     (a) Premises Base Rent: An amount during each Lease Year equal to the product of (x) the Premises Base Rent Per Square Foot (as shown in the chart below) in effect during the applicable Lease Year, and (y) the number of square feet of rentable area in the Premises. If the number of rentable square feet of rentable area in the Premises is 111,895, the Premises Base Rent is as follows:

	Premises Base Rent
Lease Year	Per Square Foot	Annual Base Rent	Monthly Base Rent

1	$45.75	$5,119,196.25	$426,599.69
2	$46.67	$5,222,139.65	$435,178.30
3	$47.60	$5,326,202.00	$443,850.17
4	$48.55	$5,432,502.25	$452,708.52
5	$49.52	$5,541,040.40	$461,753.37
6	$51.02	$5,708,882.90	$475,740.24
7	$52.04	$5,823,015.80	$485,251.32
8	$53.08	$5,939,386.60	$494,948.88
9	$54.14	$6,057,995.30	$504,832.94
10	$55.23	$6,179,960.85	$514,996.74
If the number of rentable square feet in the Premises changes in accordance with the terms of this Lease, e.g., pursuant to Article XXVIII, then the foregoing Premises Base Rent chart shall be updated by amendment to this Lease showing the revised number of rentable square feet in the

Premises and the revised Annual Base Rent (and revised Monthly Base Rent). Notwithstanding any update to the foregoing chart, the Premises Base Rent Per Square Foot will not change.
          (b) Storage Space Base Rent: An amount during each Lease Year equal to the product of (x) the Storage Space Base Rent Per Square Foot (as shown on the chart below) in effect during the applicable Lease Year, and (y) the number of square feet of rentable area in the Storage Space (hereinafter defined). If the number of rentable square feet of rentable area in the Storage Space is 1,000, the Storage Space Rent is as follows:

	Storage Space Base
	Rent Per Rentable	Annual Storage	Monthly Storage
Lease Year	Square Foot	Space Rent	Space Rent

1	$18.00	$18,000.00	$1,500.00
2	$18.36	$18,360.00	$1,530.00
3	$18.72	$18,720.00	$1,560.00
4	$19.09	$19,090.00	$1,590.83
5	$19.47	$19,470.00	$1,622.50
6	$19.86	$19,860.00	$1,655.00
7	$20.26	$20,260.00	$1,688.33
8	$20.66	$20,660.00	$1,721.67
9	$21.07	$21,070.00	$1,755.83
10	$21.49	$21,490.00	$1,790.83
     1.6 Renewal Rights: Tenant shall have the option to renew the Term of the Lease for two (2) additional five (5) year periods pursuant to the terms of Article XXVII of the Lease.
     1.7 Expansion Option: Tenant shall have the option to expand the Premises in accordance with the provisions of Article XXVIII of this Lease.
     1.8 Security Deposit: Tenant shall deliver to Landlord a security deposit pursuant to the terms of Article VI of this Lease as follows: (i) one-half of such security deposit within the later of (a) five (5) business days after the execution of this Lease, and (b) five (5) business days after the lender’s execution and delivery of the SNDA (hereinafter defined), and (ii) the remaining one-half within five (5) business days after Landlord delivers any portion of the Premises to Tenant, and as a condition to Landlord’s obligation to pay amounts to Tenant in accordance with Exhibit B attached hereto.
     1.9 Brokers: Transwestern Commercial Services (“Landlord’s Broker”) and Studley, Inc. (“Tenant’s Broker”).
     1.10 Tenant Notice Address: Blackboard Inc., 1899 L Street, NW, 5th Floor, Washington D.C., 20036, Attention: General Counsel, until Tenant has commenced beneficial use of the Premises, and the Premises, after Tenant has commenced beneficial use of the Premises, Attention: General Counsel, with a copy to Venable LLP, 575 7th Street, NW, Washington, D.C. 20004; Attention: Philip M. Horowitz, Esq. In addition to the foregoing notice parties, copies of notices will also be delivered to Blackboard Inc., 1899 L Street, NW, 5th Floor, Washington D.C., 20036, Attention: (i) Deputy General Counsel, and (ii) Chief Financial Officer, until Tenant has commenced beneficial use of the Premises, and the Premises, after Tenant has commenced beneficial use of the Premises, Attention: (i) Deputy General Counsel, (ii) Chief Financial Officer; provided, however, that the notice parties pursuant to this sentence are courtesy copies and will not be required in order to constitute “notice” under the terms of this Lease.

     1.11 Landlord Notice Address: USP Management LLC, 7777 Leesburg Pike, Suite 401N, Falls Church, Virginia 22043, Attention: Bruce Mahen, Vice President Asset Management, with copies to: USP Development LLC, 7777 Leesburg Pike, Suite 402N, Falls Church, Virginia 22043, Attention: Richard Wojcik, President, and Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, D.C. 20037, Attention: John Engel, Esq.
     1.12 Building Hours: 8:00 a.m. to 7:00 p.m. on Monday through Friday and 9:00 a.m. to 3:00 p.m. on Saturday, but specifically excluding (i) the dates on which the federal government observes New Year’s Day, Martin Luther King Day, Washington’s Birthday (President’s Day), Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and (ii) such other legal holidays observed by Landlord provided that any such legal holidays recognized by Landlord shall be a Federal holiday recognized by a majority of other landlords of first class office buildings in Washington D.C. Notwithstanding the terms of subpart (ii) of the preceding sentence, Columbus Day and Veteran’s Day will not be excluded from Building Hours.
     1.13 Guarantor(s): N/A.
     1.14 Parking Permits: Not more than ninety (90) unreserved Parking Permits (based on a ratio of one (1) permit per one thousand two hundred fifty (1,250) rentable square feet in the Premises) to be leased by Tenant, at Tenant’s option and at Tenant’s cost, pursuant to the provisions of Article XXIV below. In the event Tenant leases additional space in the Building, Tenant’s allotment of Parking Permits shall be increased based upon one (1) additional permit for each additional one thousand two hundred fifty (1,250) square feet of rentable area leased by Tenant, and in the event Landlord recaptures any portion of the Premises pursuant to Section 8.4 below, Tenant’s allotment of Parking Permits shall decrease proportionately.
     1.15 Landlord Payment Account: Washington Television Center LLC; wiring instructions as follows: ABA number 054001220, Account number 2000013850122, Wachovia Bank, Washington, D.C.
ARTICLE II
PREMISES
     2.1 Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, the Premises for the Lease Term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use, at no additional charge to Tenant except as set forth in Article V of the Lease, the common and public areas of the Building for ingress and egress to the Premises and to use the roof terrace, which if constructed by Tenant at Tenant’s sole cost and expense pursuant the requirements set forth in Article IX hereof and in Exhibit B attached hereto, shall be made available to Tenant for its exclusive use after the Lease Commencement Date (as hereinafter defined), subject to Landlord’s access to such roof terrace at all times for inspection, maintenance, repair and the like, provided further that such exclusive use will be to the exclusion of other tenants in the Building (and Landlord except as otherwise provided herein) so long as Tenant or a Permitted Transferee (and expressly excluding all subtenants or assignees) is leasing at least seventy thousand (70,000) rentable square feet in the Building. With respect to Landlord’s entry on the roof terrace, except in the event of an emergency, Landlord shall endeavor to give Tenant advance notice of any such entry and use commercially reasonable efforts to minimize disruption to Tenant’s use of such roof terrace during such entry. Landlord shall maintain the roof terrace, and Tenant shall reimburse Landlord for the entire cost of such maintenance from time to time (and in no event later than thirty (30) days after written invoice) as additional rent hereunder; provided, however, if such use of the roof terrace by Tenant becomes non-exclusive due to Tenant’s failure to meet the foregoing square footage requirement, then the cost of such maintenance by Landlord will be an Operating Expense (hereinafter defined) and shall be subject to the terms of Article V of this Lease. In addition, the use of the roof terrace (if constructed in accordance with the terms of this Lease) will be subject to reasonable written rules and regulations promulgated by Landlord and delivered to Tenant from time to time, so long as such rules and regulations do not materially adversely affect Tenant’s right to use such roof terrace. If the roof terrace is constructed by Tenant in accordance with the terms of this Lease and such roof terrace is in substantially in the eastern portion of the Massachusetts Ave. wing of the Building, then from and after such construction by Tenant and thereafter so long as Tenant or a Permitted Transferee (and expressly excluding all subtenants or assignees) is leasing at least seventy thousand

(70,000) rentable square feet in the Building, Landlord shall use reasonable efforts to locate any additional signs or equipment on the roof in a manner that minimizes interference with the use of such roof terrace, provided that it in no event will Landlord be obligated to (i) expend any material additional amounts in connection with such efforts or (ii) relocate any signs or equipment on the roof of the Building as of the date Tenant commences construction of the rooftop terrace in accordance with the terms of this Lease. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof (except as otherwise expressly provided in this Section 2.1 and Article XXVI of this Lease), mechanical rooms, electrical closets, janitorial closets, telephone rooms, or other non-common or non-public areas of the Building which are not included within the Premises. Tenant accepts the Premises “as is”, except for any improvements to be performed by Landlord pursuant to the Work Agreement, attached as Exhibit B. Tenant acknowledges that neither Landlord nor Landlord’s agent(s) have made any representations, expressed or implied, about the suitability of the Premises for Tenant’s intended use, except for general office use. It shall be Tenant’s sole responsibility, at Tenant’s sole time and expense, to obtain the necessary business licenses and occupancy permit for its Premises. Landlord and Tenant agree that as of the date of this Lease, the number of rentable square feet (i) in the Premises are the amounts set forth in Section 1.2 above, and (ii) in the Storage Space is 1,000, and such amounts are not subject to remeasurement absent a change in the configuration of space in the Building impacting the Premises or Storage Space.
     2.2 Unless otherwise allowed for and addressed in this Lease, Tenant may not enter or occupy the Premises until the Premises are tendered by Landlord. Because Tenant is performing the tenant improvement work (including the demolition work), Landlord shall use commercially reasonable efforts to deliver the Premises, on a floor-by-floor basis as soon as reasonably possible after a floor (or part of floor to the extent that less than an entire floor is part of the Premises) is vacated by an existing tenant. Any entry upon the Premises by Tenant before the Premises are tendered by Landlord shall only be with Landlord’s written consent and/or when accompanied by a representative of Landlord or Landlord’s representative (unless otherwise allowed for and addressed in this Lease). Said entry shall be subject to all of the terms of this Lease, but no such permitted entry shall change the Lease Commencement Date or the expiration date of the Lease Term.
ARTICLE III
TERM
     3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease. In addition, the initial Lease Term may automatically be extended in accordance with the terms of Section 3.2(h) below.
     3.2 (a) The “Lease Commencement Date” shall be the earlier to occur of: (a) the date Tenant commences beneficial occupancy of a material portion of the Premises; and (b) November 8, 2007, provided, however, if Landlord does not deliver substantially all of the Premises to Tenant in the condition required by the terms of this Lease on or before the Anticipated Delivery Date, then the foregoing date of November 8, 2007 will be extended on a day-for-day basis for each day after the Anticipated Delivery Date until Landlord delivers substantially all of the Premises to Tenant in the condition required by the terms of this Lease. As used herein, Landlord’s delivery of “substantially all of the Premises” shall mean that Landlord has delivered substantially all of the square footage of the Premises (other than de minimus portions of the Premises, the failure to deliver which does not interfere with Tenant’s access to or beneficial occupancy of the Premises, Tenant’s construction schedule, Tenant’s cost to initially fit-out the Premises or commencement of Tenant’s Work). It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Delivery Date; provided, however, that if Landlord does not deliver possession of the Premises or any portion thereof by such date, Landlord shall not, except as expressly set forth to the contrary in this Section 3.2 below, have any liability whatsoever and this Lease shall not be rendered void or voidable, as a result thereof. Tenant will be deemed to have commenced beneficial occupancy of the Premises when Tenant conducts business in or occupies twenty-five percent (25%) or more the Premises. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Lease Commencement Date attached to this Lease as Exhibit D.
          (b) If Landlord has not delivered the portion of the Premises consisting of floors 6, 7 & 8 (each a “Floor” and collectively, the “Floors”) to Tenant on or before May 1, 2007, vacant from any other tenancy and with all personal property removed on such date (the “Ready Condition”), Tenant shall become entitled to a monthly (based on calendar months) rent abatement equal to One Hundred Thousand Dollars ($100,000) for the calendar month of May 2007 (the “Upper Floors Abatement Credit”). If the Floors are not delivered to Tenant in the Ready Condition on or before June 1, 2007, then the Upper Floors Abatement Credit will be increased by the sum of One Hundred Fifty Thousand Dollars ($150,000) for the calendar month of June 2007 to an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000). If the Floors are not delivered to Tenant in the Ready Condition on or before the first calendar day of July 2007 or on or before the first day of any subsequent calendar month thereafter, the Upper Floors Abatement Credit will be increased by the sum of Two Hundred Thousand Dollars ($200,000) per calendar month for the calendar month of July and each subsequent calendar month thereafter.
               (1) By way of example only of the foregoing terms of Subsection (b) above, if Landlord delivers the Floors to Tenant in the Ready Condition on August 1, 2007, the Upper Floors Abatement Credit will be the sum of Four Hundred Fifty Thousand Dollars ($450,000).
               (2) Notwithstanding the foregoing terms of this Section 3.2, (i) if Landlord delivers any Floor to Tenant (but less than all of the Floors) and if, and only if, all of the Floors are delivered within three (3) weeks of the first delivery of a Floor to Tenant, the Upper Floors Abatement Credit will be reduced on a pro rata basis (based on the rentable square footage of the Floors) for the applicable Floor(s) delivered from the date of delivery, and (ii) upon delivery of the Floors (or the last Floor, in the event delivery of the Floors is staggered on a floor by floor basis), the Upper Floors Abatement Credit will be prorated based on the number of days in the applicable calendar month of delivery. By way of example only of the foregoing terms of Subsection (b), if Landlord delivers the Floors to Tenant in the Ready Condition on June 10, 2007, the Upper Floors Abatement Credit will equal the sum of One Hundred Fifty Thousand Dollars ($150,000) (which sum is made up of $100,000 for the calendar month of May and $5,000 per day in the ten (10) days in the calendar month of June (i.e., for the calendar month of June the total scheduled abatement of $150,000 divided by 30 days is $5,000 per day).
               (3) Any such phased delivery of a Floor and resultant pro rata abatement reduction shall not modify the Lease Commencement Date. Landlord shall not deliver, and Tenant shall not be obligated to accept, any partial floors that comprise the Floors. Tenant shall, however, accept an entire floor so long as such floor is delivered in Ready Condition.
               (4) Within five (5) business days after the end of each calendar month in which a portion of the Upper Floors Abatement Credit may accrue, Landlord shall pay such accrued amount into escrow in accordance with the terms hereof. If Tenant properly and timely terminates this Lease in accordance with the terms of Subsection 3.2(i) below, then upon the effectiveness of Tenant’s termination, the Upper Floors Abatement Credit through the date of termination will be released from escrow and delivered to Tenant, and Landlord shall pay Tenant the portion of the balance of Upper Floors Abatement Credit which has accrued for the final (partial) month but which was not placed in escrow. However, if at any time Landlord delivers all Floors to Tenant, the Upper Floors Abatement Credit will be released from escrow and delivered to Landlord. All interest earned on the escrowed amounts will follow such amounts and be delivered to the applicable party. The Upper Floors Abatement Credit will be held by an escrow agent designated by Tenant and reasonably acceptable to Landlord; Landlord hereby approving Commonwealth Land Title Insurance Company (c/o LandAmerica Commercial Services) as the escrow agent. Any fees charged by the escrow agent will be paid by Landlord. All sums held in escrow pursuant to the terms hereof will be governed by the terms of the escrow agreement attached hereto as Exhibit M, which escrow agreement will be executed and delivered by Landlord, Tenant and the escrow agent concurrently with the execution and delivery of this Lease. Landlord’s lender may be an intended third party beneficiary of the escrow agreement and have a security interest in the escrow, provided that, Landlord’s lender agrees to be bound by the obligations of Landlord pursuant to the terms of this Subsection if Landlord’s lender succeeds to Landlord’s interest in the Building. Tenant shall not grant a security interest in the escrow, and Tenant shall not assign or otherwise transfer any interest in the escrow (except to a Permitted Transferee that assumes all of Tenant’s obligations under this Lease in accordance with the terms of this Lease).
               (5) If Tenant properly and timely exercises its right of termination in accordance with the terms of Subsection 3.2(i) below, then (a) within thirty (30) days after receipt of reasonably detailed invoices, Landlord shall reimburse Tenant for Tenant’s out-of-pocket hard cost expenses (if any) incurred in the performance of any demolition work through the date of termination, and (b) within thirty (30) days after receipt of reasonably detailed invoices, Landlord shall reimburse Tenant for fifty percent (50% ) of Tenant’s third party out-of-pocket expenses (e.g., architectural and legal costs) incurred in preparing to occupy the Premises and negotiate the Lease; provided, however, that Landlord’s obligation to reimburse Tenant for such third party expenses pursuant to subpart (b) above shall not exceed $200,000 (i.e., for $400,000.00 or more of such expenses).
               (6) If Tenant properly and timely terminates this Lease in accordance with the terms of this Section 3.2(i) below, then other than (i) Landlord’s payment of the Upper Floors Abatement Credit to Tenant in accordance with the terms of Subsection (4) above, (ii) Landlord’s payment (or reimbursement, as applicable) of the amounts expressly set forth in Subsection (5) immediately above, and (iii) Landlord’s return of the Security Deposit to Tenant, Landlord shall not pay or be obligated to pay any additional amounts to Tenant.
          (c) If Landlord has not delivered the First Floor Space in Ready Condition by June 1, 2007, Tenant shall become entitled to a rent abatement (the “First Floor Abatement”) (in addition to any other rent abatements set forth in this Section 3.2) until the First Floor Space is delivered to Tenant in the Ready Condition. The First Floor Abatement is equal to the per day amount of Premises Base Rent applicable to the First Floor Premises during the first Lease Year ($701.79) for every two days after June 1, 2007, that Landlord delivers the First Floor Space in the Ready Condition.
               (1) By way of example only of the foregoing terms of Subparagraph (c), if Landlord delivers the First Floor Space in the Ready Condition on June 20, 2007, the First Floor Abatement will be $7,017.90, which is the product of $701.79 multiplied by 10 days (i.e., the period of June 1 to June 20 based on the one-for-two applicability).
          (d) Tenant represents and warrants that (i) the term of its lease for space at 1899 L Street (“Tenant’s Existing Lease”) will end on January 31, 2008 (subject to a right to extend the term thereof for up to an additional eleven (11) months, and that Tenant leases approximately 72,727 rentable square feet under Tenant’s Existing Lease and (ii) Tenant has not entered into any lease of space in the Washington, D.C. metropolitan area other than Tenant’s Existing Lease. If Tenant at any time prior to delivery of the Floors to Tenant in the Ready Condition either (x) exercises its right to extend the term of Tenant’s Existing Lease, or (y) enters into one (1) or more swing-space leases of space in the metropolitan area of Washington, D.C. (either (x) or (y), a “Swing/Extension Lease”), Tenant shall deliver written a notice to Landlord within five (5) business days of entering into such agreement or exercise of such right certifying that it has entered into a Swing/Extension Lease, along with a reasonable summary of the terms of the Swing/Extension. If Tenant timely enters into a Swing/Extension Lease in accordance with the foregoing terms of this Subsection (d) and sends such certification to Landlord as provided above, Tenant shall become entitled to a rent abatement (the “Swing/Extension Abatement”) (in addition to any other rent abatements set forth in this Section 3.2). The Swing/Extension Abatement is equal to one day of Premises Base Rent (expressly excluding Annual Storage Space Base Rent) during the first Lease Year (i.e., $45.75 per rentable square foot) applicable to Premises on the date of this Lease for every two (2) days that the Lease Commencement Date occurs before the expiration of the Swing/Extension Lease; provided, however, the Swing/Extension Abatement will not be applicable to more than eight (8) months of extended term or swing space (i.e., four (4) months of abatement by virtue of the one-for-two applicability of such abatement) regardless of the actual expiration of the Swing/Extension Lease, as the case may be. Notwithstanding the foregoing terms of this Subsection (d), to the extent that the rentable square footage of the Swing/Extension Lease (the “Swing/Extension Square Footage”) is for fewer rentable square feet than the rentable square footage under Tenant’s Existing Lease (the “Existing Square Footage”), then the Swing/Extension Abatement shall be proportionately reduced based on the amount by which the Swing/Extension Square Footage is less than the Existing Square Footage (but in no event will the Swing/Extension Abatement be increased if the Swing/Extension Square Footage is greater than the rentable square footage under Tenant’s Existing Lease).
               (1) By way of example only of the foregoing terms of Subparagraph (d), if Tenant enters into the Swing/Extension Lease and the Swing/Extension Lease expires on February 28, 2008, the Lease Commencement Date occurs on November 1, 2007, and the actual number of rentable square feet in the Premises as of the date of the Lease is 93,300, then the Swing/Extension Abatement would equal the sum of Seven Hundred One Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($701,667.00), which amount is equal to the daily Premises Base Rent of $11,694.45 multiplied by 60 days (which 60 days represents the one-for-two applicability of the 120 days between (and including) November 1 and February 28.
          (e) To the extent that Tenant becomes entitled under the terms of this Lease to any of the Upper Floors Abatement Credit, the First Floor Abatement and/or the Swing/Extension Abatement, then any such applicable abatements to which Tenant is entitled are together the “Delay Abatement Credits”. If Tenant is entitled to Delay Abatement Credits, then all such abatements will be applied to the first rents due Landlord under the Lease.
          (f) Except for the amounts expressly set forth in Subsection (d) immediately above, Landlord will have no responsibility whatsoever to share or pay ongoing holdover and related costs incurred by Tenant.
          (g) At any time in this Section 3.2 that a rent abatement is calculated based on one day for every two days, if (on a fractional basis) the number of days resulting from such calculation is not a whole number, such fraction of a number shall be rounded to the next lowest whole number. By way of example, if a rent abatement is based on a two-for-one applicability and the (aggregate) applicable number of days is sixty-one (61), then the rent abatement will be based on thirty (30) days. If any rent abatement in this Section 3.2 is based on base rent payable under the terms of this Lease, then unless expressly set forth to the contrary, such base rent will only apply to the Premises Base Rent (i.e., base rent payable for rentable square feet in the Premises) and specifically excludes base rent payable for the Storage Space.
          (h) If Tenant becomes entitled to a Delay Abatement Credit, then the initial term of the Lease will automatically be extended for a period of time (the “Abatement Extension Period”). The Abatement Extension Period is equal to the quotient (which quotient will be equal to a number of days) of (i) the Delay Abatement Credits multiplied by two (2), divided by (ii) the daily Premises Base Rent for the Premises during the tenth Lease Year. If such quotient is not a whole number, then such number (i.e., the number of days) will be increased to the next whole number. However, if Tenant timely and properly terminates this Lease in accordance with the terms of Article XXX, then the Abatement Extension Period will not be applicable, and instead, Tenant shall pay the Termination Payment in accordance with the terms of Article XXX.
               (1) By way of example only of the foregoing terms of Subsection (h) above, if the Delay Abatement Credits were $500,000 and the daily Premises Base Rent for the Premises during the tenth Lease year is $14,117.70, then the initial Lease Term will be extended by seventy-one (71) days, which is quotient of $1,000,000 (i.e., the Delay Abatement Credits multiplied by two (2)), divided by $14,117.70 (and rounded up to the next whole number).
               (2) If the initial Lease Term is extended in accordance with the terms of Subsection (h), then (i) the Base Rent payable by Tenant during the Abatement Extension Period will be the Base Rent payable in the tenth Lease Year, and (ii) Tenant’s payment of Operating Expenses and Real Estate Taxes (hereinafter defined) will be calculated as if the Abatement Extension Period were in the eleventh Lease Year (and the Lease Term was extended into the eleventh Lease Year).
          (i) If Landlord has not delivered the Floors in Ready Condition on or before July 15, 2007 (the “Outside Delivery Date”), then Tenant will have a one-time option, exercisable by delivery of written notice between the period of July 15, 2007 until 5:00 p.m.

(eastern time) on September 30, 2007, to terminate the Lease, provided that if at any time Landlord delivers the Floors prior to Tenant properly exercising such termination option or if at any time Tenant commences beneficial occupancy of the Floors, such termination option will automatically lapse, terminate and be of no further force and effect. Notwithstanding the foregoing termination right set forth in this Subsection (i), if Landlord within thirty (30) days (the “Cure Period”) of receipt of Tenant’s termination notice delivers the Floors in Ready Condition, Tenant shall accept the Floors and its termination will not be effective, provided that if at any time during the Cure Period Landlord delivers notice to Tenant that it is unable to deliver the Floors, Tenant’s termination will be effective as of the date of receipt of such notice from Landlord. If Landlord does not deliver the Floors in Ready Condition during the Cure Period and no such notice is delivered by Landlord during the Cure Period, such termination will be effective as of the date of expiration of the Cure Period. If Tenant fails to exercise its termination option on or before 5:00 (eastern time) on September 30, 2007, Tenant’s termination option set forth in this Subsection (i) will automatically lapse, terminate and be of no further force and effect. Provided Landlord has not delivered written notice of termination in accordance with the terms of this Subsection, at all times (including, but not limited to, during the period following the expiration of any termination right provided to Tenant pursuant to this proposal), Landlord shall use all commercially reasonable efforts to deliver the Premises, provided that in no event will Landlord be obligated to institute a suit or action to evict the government agency currently occupying any Floor. “Lease Year” shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month after the month in which the Lease Commencement Date occurs, and the Base Rent for any partial additional month during the first Lease Year will be the Monthly Base Rent for the first Lease Year prorated based on the actual number of days in such month. Notwithstanding the provisions of Article XXX of this Lease to the contrary, no termination fee shall be payable by Tenant in the event Tenant terminates the Lease pursuant to the provisions of this Section 3.3.
ARTICLE IV
BASE RENT
     4.1 (a) From and after the Lease Commencement Date, Tenant shall pay the Base Rent for the entire Premises in equal monthly installments in advance on the first day of each month during a Lease Year. For the purpose of this Lease, the term “Base Rent” means the Premises Base Rent, which includes the Annual Base Rent specified in Article I and the Storage Space Base Rent specified in Article I, which includes the Annual Storage Space Base Rent, plus any additional amounts of annual base rent for which Tenant is obligated to pay under the terms of this Lease. For the purpose of this Lease, the term “Monthly Base Rent”, or “monthly Base Rent” or “monthly installment of Base Rent” means the amounts specified in Article I of this Lease, or one-twelfth (1/12) of the applicable Base Rent during the applicable Lease Year.
          (b) Notwithstanding anything to the contrary contained in this Article IV and provided no Event of Default (hereinafter defined) is continuing under this Lease, Landlord hereby agrees to grant Tenant an abatement of one hundred percent (100%) of the Monthly Base Rent payable under this Lease for (a) the first four (4) full calendar months of the first Lease Year, and (b) the first two (2) full calendar months of the second Lease Year. Other than as set forth in the preceding sentence and in Section 3.2 of this Lease, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this Article IV.
     4.2 If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis based on the actual number of days in such month, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.
     4.3 Tenant shall pay to Landlord, at the same time as each monthly installment of Base Rent, an amount equal to the monthly installment of Storage Space Rent as defined in Section 1.5(b). For the purpose of confirming Landlord’s rights and remedies under the terms of this Lease and Tenant’s obligation to pay such amount, each monthly installment of Storage Space Rent will be deemed to be “Base Rent” (even though the Storage Space Rent will be in addition to Base Rent).

     4.4 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord by wire transfer, without setoff, deduction or demand, to the Landlord Payment Account, or to such other party, by check or such other account as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights under this Lease.
ARTICLE V
OPERATING EXPENSES AND REAL ESTATE TAXES
     5.1 (a) During the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, (i) Tenant’s proportionate share (which, as of the date of this Lease, is 38.44% based on Tenant’s lease of One Hundred Eleven Thousand Eight Hundred Ninety-Five (111,895) square feet of rentable area) of the amount by which Operating Expenses incurred by Landlord for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Base Year Operating Expenses”) equal to the Operating Expenses incurred by Landlord during the twelve month period (the “Base Year”) commencing January 1, 2008, and ending December 31, 2008, and (ii) Tenant’s proportionate share (which, as of the date of this Lease, is 38.44% based on Tenant’s lease of One Hundred Eleven Thousand Eight Hundred Ninety-Five (111,895)) of the amount by which Real Estate Taxes (as defined in Section 5.1(c)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Base Year Real Estate Taxes”) equal to the Real Estate Taxes incurred by Landlord during the Base Year. To the extent that the aggregate of the Operating Expenses and Real Estate Taxes for any calendar year are less than the aggregate of the Base Year Operating Expenses and Base Year Real Estate Taxes, then Tenant shall only be responsible for the net increase over the aggregate of the Base Year Operating Expenses and the Base Year Real Estate Taxes after deducting the amount of such reduction from the Base Year Operating Expenses and/or Base Year Real Estate Taxes (as applicable); provided, however, in no event will the netting-out of increase in taxes and expenses pursuant to this sentence result in a credit or reimbursement to Tenant. By way of hypothetical example of the foregoing sentence only, if the Base Year Operating Expenses were $100 and the Base Year Real Estate Taxes were $100 and thereafter in a calendar year in which Real Estate Taxes are $110 and Operating Expenses are $90, Tenant’s responsibility for (its proportionate share) of such costs would be $0. For purposes of this Article V, Tenant’s proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises from time to time and the denominator of which is the total number of square feet of rentable area in the Building from time to time, excluding the number of square feet devoted to storage space located in the Building, the Storage Space and the Building’s parking garage (the “Garage”), and Tenant’s proportionate share of such increases in Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises from time to time and the denominator of which is the total number of square feet of rentable area in the Building from time to time, excluding the number of square feet devoted to storage space located in the Building, the Storage Space and the Garage. It is understood that (x) the number comprising such numerator is subject to change in the event Tenant exercises its right to expand the Premises under Article XXVIII hereof, or if Landlord exercises its right to recapture a portion of the Premises pursuant to Section 8.4 hereof, so that Tenant actually pays its fair share of Operating Expenses and Real Estate Taxes, and (y) the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building or the deletion of space from the Building or in the amount of space leased by tenants who pay by separate meter for their electrical and/or janitorial, cleaning, or other utilities or services so that Tenant actually pays its fair share of Operating Expenses and Real Estate Taxes; provided, however, that any such change in rentable area shall be determined in accordance with the standard set forth in Section 25.17 of this Lease, and, in any event, that the denominator with respect to Real Estate Taxes shall be calculated based on the total number of square feet of rentable area in the Building, exclusive of the Garage, any storage areas located in the Building and any Storage Space leased by Tenant. Notwithstanding the foregoing, in no event shall the aforementioned denominator be decreased by more than five thousand (5,000) square feet of rentable area in the aggregate during the Lease Term (as the same may be extended pursuant to the terms hereof). Tenant’s proportionate share shall be proportionately increased in the event Tenant expands the Premises in accordance with the terms of this Lease during the Lease Term (exclusive of any additional

Storage Space leased by Tenant). Tenant’s proportionate share shall be proportionately decreased in the event the size of the Premises is reduced in accordance with the terms of this Lease during the Lease Term.
          (b) Operating Expenses shall be defined as the following costs and expenses relating to the management and operation of the Building using generally accepted accounting principles consistently applied: (1) electricity, gas, water, HVAC (as defined below), sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance and deductibles under such insurance policies; (3) personnel costs for employees of Landlord engaged full time in the operation, management, maintenance and repair of the Building and Landlord’s reasonable allocation of the wages, salary or other compensation or benefits paid to the individual employees of Landlord and Landlord’s Building manager, if offsite, who are assigned part-time to the operation, management, maintenance and repair of the Building, and the cost of Landlord’s property manager for the Building, provided that in no event shall the management fee for Landlord’s property manager for the Building exceed three percent (3%) per annum of the gross income of the Building (with Landlord hereby confirming that the management fee for the Base Year shall be three percent (3%) of the gross annual income of the Building for the Base Year (subject to the provisions of Section 5.1(d) below); (4) costs of service and maintenance contracts relating to the Building as a whole (excluding contracts for the operation of the Garage); (5) maintenance, repair and supplies, and to the extent permitted to be passed through as an Operating Expense hereunder, replacement expenses, which are deducted by Landlord in computing its federal income tax liability; (6) depreciation (on a straight-line basis) for capital expenditures made by Landlord to reduce Operating Expenses (provided such annual depreciation does not exceed the annual savings by Landlord) or to comply with legal or insurance requirements applicable to the Building after the date hereof, such capital costs to be amortized over Landlord’s reasonable estimated useful life of the improvement, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; (7) charges for the following services: lobby attendant(s), if any, concierge, if any, at least one (1) security guard on a 24-hour, seven-days-a-week basis and access control; and other services or amenities provided to the Building provided, however, if a service or amenity is not provided in the Base Year but is provided in a subsequent Lease Year, Landlord shall pass through only the cost of such service or amenity in excess of Landlord’s reasonable estimate of what the cost of such service or amenity would have been in the Base Year if such service or amenity had been provided in the Base Year; (8) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building; (9) costs of snow removal; (10) costs associated with the operation, maintenance, equipping and repair of the Building’s fitness center (the “Fitness Center”) (but specifically excluding the costs of initially equipping of the Fitness Center in accordance with the terms of this Lease, which initial equipping costs will not be an Operating Expense); and (11) any other expense reasonably incurred by Landlord in maintaining, repairing, operating or cleaning the Building. Operating Expenses shall not include: (i) Real Estate Taxes; (ii) principal or interest payments on any Mortgages (as defined in Section 21.1); (ii) costs which are solely attributable to any retail portions of the Building; (iii) costs for which Landlord is actually reimbursed by Tenant, by insurance proceeds or by other tenants of the Building (other than such tenants’ regular contributions to Operating Expenses); (iv) legal fees incurred for negotiating leases or collecting rent; (v) costs directly and solely related to maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (vi) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain (except the deductible), whether such taking be total or partial, to the extent of any condemnation awards received by Landlord; (vii) leasing commissions, attorneys’ fees, marketing costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building; (viii) tenant allowances, tenant concessions and other costs and expenses (including permit, license and inspection fees) incurred in connection with completing, fixturing, furnishing, renovating or otherwise improving, decorating or decorated leased premises for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including the cost of space planning/interior architecture fees and/or engineering costs for the same; (ix) fees, fines or penalties (including legal fees) incurred due to the violation (as compared to compliance costs, which are included in Operating Expenses as provided above) by Landlord, its agents, any tenant (other than Tenant) or other occupant of the Building, and/or of any valid applicable Laws that would not have been incurred but for such violation by Landlord, its agent, tenant or other occupant, it being intended that each such party shall be responsible for the costs resulting from its violation of such leases and Laws; (x) penalties for any late payment by Landlord, including, without limitation, taxes; (xi) compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand, but not including the Building amenities such as the Fitness Center or the parking facilities); (xii) costs of correcting defects in the construction of the Building; (xiii) costs of services (including electricity), items or other benefits of a material type which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord; (xiv) depreciation/amortization for capital expenditures, except to the extent expressly permitted above; (xv) costs arising from the presence of Hazardous Materials (hereinafter defined) in, about or below the Land or the Building (including any Hazardous Materials brought to, deposited on or dispossessed of at the Building by Landlord or Landlord’s contractors, agents or employees, but specifically excluding any Hazardous Materials brought in, about or below the Land by Tenant or Tenant’s contractors, agents, employees or invitees); (xvi) the costs of special services and utilities separately paid by particular tenants of the Building; (xvii) advertising for vacant space in the Building; (xviii) compensation paid to officers or executives of Landlord above the level of property manager and costs and salaries associated with Landlord’s home office or off-site employees, except to the extent expressly permitted above; (xix) costs incurred as the result of Landlord’s tortious or grossly negligent conduct; (xxi) costs directly incurred in connection with the sale, financing or refinancing, mortgaging, selling or change of ownership of the Building, including attorneys’ fees and accountants’ fees attributable thereto, closing costs, title insurance premiums and transfer taxes; (xxiii) rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except on a temporary basis and except to the extent such capital expenditures would otherwise be includable as an Operating Expense as provided above; (xxiv) amounts which would otherwise be included as Operating Expenses which are paid to any affiliate or subsidiaries of Landlord to the extent the costs of such services exceed the fair market value; (xxv) costs incurred (less costs of recovery) for any items to the extent reimbursed to Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (xxvi) contributions to charitable organizations; (xxvii) costs of acquiring, installing, moving or restoring objects of art; (xxviii) costs incurred in removing the property of former tenants or other occupants in the Building; (xxix) expenses attributable to Landlord’s use of any public portions of the Building including, but not limited, to shows, promotions, kiosks and advertising; (xxx) costs of special services to the Building that are not used by Tenant.
          (c) “Real Estate Taxes” shall mean (i) all real estate taxes and other impositions, including general and special assessments, arena taxes, and other similar taxes and assessments if any, which are imposed upon Landlord or assessed against the Building or the Land upon which the Building is located (the “Land”); (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, which are in the nature of, or in substitution for, real estate taxes; (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein; (iv) any rental or other charges or fees imposed upon Landlord in connection with the lease or use of any vault space(s); (v) any taxes or other charges levied pursuant to the Business Improvement Districts Act of 1996 or any amendments thereto or any similar business improvement district taxes; (vi) reasonable expenses (including attorneys’ fees) incurred in appealing a reduction or abatement of Real Estate Taxes; (vii) any taxes, charges or fees imposed upon Landlord in connection with the development, financing, construction, operation, maintenance and/or use of any major league baseball stadium and/or other sports complex in the District of Columbia (“Stadium Taxes”), but only if and to the extent such Stadium Taxes, charges or fees are not includable as Operating Expenses pursuant to this Article V; provided, however, if Tenant is individually and separately assessed Stadium Taxes by the applicable governmental authority and actually pays Stadium Taxes and provides reasonably prompt written evidence of such payment to Landlord from time to time, then Tenant shall only pay as a pass-through under the term of this Lease the amount of Stadium Taxes that are imposed on Landlord that exceed, on a pro-rata basis, the amount of Stadium Taxes actually paid by Tenant (therefore, by way of example only, if Stadium Taxes are imposed on Landlord in the amount of $1,000, Stadium Taxes are imposed on Tenant in the amount of $100 and Tenant’s proportionate share of Real Estate Taxes is hypothetically 30%, then Tenant would be responsible for $200 of such Stadium Tax imposed on Landlord); and (viii) any business, professional and occupational license tax payable by Landlord with respect to the Building. Real Estate Taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in substitution for or recharacterization or replacement of Real Estate Taxes. If Landlord contests the Real Estate Taxes for any calendar year, and such contest results in either an increase in Real Estate Taxes for such calendar year or a decrease in the Base Year Real Estate Taxes, as applicable, then Landlord shall have the right to bill Tenant for all periods applicable to the Lease Term (even if such determination is made after the Lease Term), within sixty (60) days of Landlord’s receiving notice of such increase, for prior underpayments of Real Estate Taxes thereby resulting. In the event such contest results in either an increase in the Base Year Real Estate Taxes or a decrease in the Real Estate Taxes for any subsequent calendar year during the Lease Term, then Tenant shall deduct the net overpayment from its next payment of Base Rent due, or, in the event such contest is finalized after the Lease Term has expired but relates to any calendar years during the Lease Term, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days following the determination of the amount of such increase or decrease in the Real Estate Taxes.
          (d) In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or services for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article V for each calendar year, the Operating Expenses and Real Estate Taxes for the Base Year and such calendar year shall each be increased by the amount of additional costs and expenses and Real Estate Taxes that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) and as if no tenants had separately paid for electricity or other utilities and services for the Base Year and such calendar year. It is the intent of this provision to permit Landlord to recover from Tenant its proportionate share of increases in Operating Expenses and Real Estate Taxes attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building.
          (e) On or about the first day of the calendar year after the Base Year, and at the beginning of each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of (a) the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Year Operating Expenses, and (b) the computation of Tenant’s proportionate share of such anticipated increase in Operating Expenses. Except as otherwise provided in this Lease, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to Tenant’s proportionate share of the anticipated increases in such Operating Expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall entirely or partly within the Lease Term and follow the date of the foregoing statement. Within one hundred twenty (120) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the actual amount of Base Year Operating Expenses and Base Year Real Estate Taxes; (ii) the actual Operating Expenses paid or incurred by Landlord and the actual Base Year Real Estate Taxes assessed against Landlord or the Building during the immediately preceding calendar year, (iii) a computation of Tenant’s proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses and a computation of Tenant’s proportionate share of the amount by which the Real Estate Taxes assessed for the preceding calendar year exceed the Base Year Real Estate Taxes, respectively, and (iv) the aggregate amount of the estimated payments made by Tenant on account of such Operating Expenses and the aggregate amount of the estimated payments made by Tenant on account of such Real Estate Taxes. If the aggregate amount of such estimated payments for Operating Expenses exceeds Tenant’s actual liability for such increases in Operating Expenses, or if the aggregate amount of such estimated payments for Real Estate Taxes exceeds Tenant’s actual liability for such Real Estate Taxes then Tenant shall deduct the net overpayment from the next payment of Base Rent due and owing by Tenant, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord), within thirty (30) days following the determination of the amount of the excess. If Tenant’s actual liability for such increases exceeds the estimated payments made by Tenant on account thereof, then Tenant shall promptly pay to Landlord the total amount of such deficiency as additional rent due under this Lease. The foregoing provisions of this Section 5.1(e) shall, in all events, be subject to the provisions of the second and third sentences of Section 5.1(a) above.
          (f) No more than two (2) times in any calendar year, if Tenant has questions regarding an expense statement provided by Landlord or reasonably believes that any expense statement includes charges that are not permitted pursuant to the provisions of this Lease or contains an error, then Tenant may provide Landlord with a written statement enumerating Tenant’s reasonable questions or Tenant’s reasonably detailed reasons for Tenant’s objections to such expense statement. In each such case, Landlord or Landlord’s property manager shall meet with Tenant to discuss such objections, and shall exercise commercially reasonable efforts to provide any reasonable back-up in Landlord or Landlord’s property manager’s possession in connection with such objection. For a period of one hundred eighty (180) days after Tenant’s receipt of such expense statement (other than the expense statement for the Base Year, in which case within the later to occur of (i) eighteen (18) months after Tenant’s receipt of such expense statement, or (ii) six (6) months after Tenant’s receipt of the expense statement for the year following the Base Year), Tenant, or an independent, certified public accountant who is hired by Tenant on a non-contingent fee basis, shall have the right, during normal business hours and after giving at least ten (10) days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to Operating Expenses for the calendar year being audited. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statement strictly confidential; provided that Tenant shall have no liability to Landlord for the disclosure of such information by an employee, agent or consultant of Tenant provided that Tenant shall have adopted and implemented procedures to ensure the confidential nature of such information (e.g., notifying all employees, agents and consultants of the requirements to keep such information confidential pursuant to the terms of this Section 5.2(f)). If it is ultimately determined that such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Expenses or Real Estate Taxes exceed the amounts to which Landlord is entitled under this Lease, Landlord shall credit the amount of such excess toward the next monthly payments of Base Rent due under this Lease, or, in the event the Lease Term has already expired, then within sixty (60) days after the determination of such excess, Landlord shall pay to Tenant the net over payment (after deducting therefrom any amounts then due from Tenant to Landlord). If it is ultimately determined that such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Expenses or Real Estate Taxes are less than the amounts to which Landlord is entitled under this Lease, Tenant shall pay the amount of any such deficiency to Landlord within thirty (30) days from the date of such determination. In addition, Landlord shall, if appropriate, make a corresponding adjustment to the Base Year Operating Expenses and Base Year Real Estate Taxes, and, if applicable readjust any one or more prior year’s reconciliations and payments by Tenant for any applicable line item for which Tenant was overcharged or undercharged. If it is ultimately determined from Tenant’s audit that the Tenant’s share of aggregate amount of Operating Expenses set forth in the applicable reconciliation statement or Tenant’s share of the aggregate amount of Real Estate Taxes, in either case, was overstated by more than five percent (5%) (each, a “Qualifying Discrepancy”), and Tenant has not previously audited the financial statement for either or both of (i) the calendar year immediately preceding the calendar year that was the subject of the audit showing the Qualifying Discrepancy (the “Immediately Preceding Year”), or (ii) the calendar year that immediately precedes the Immediately Preceding Year (the “Second Preceding Year”), then by written notice to Landlord within ten (10) days after the audit showing such Qualifying Discrepancy, Tenant shall have the right within ninety (90) days following the audit showing such Qualifying Discrepancy to audit of the applicable statement for either or both of the Immediately Preceding Year or the Second Preceding Year provided such years were not previously audited. All costs and expenses of any such audit or audited statement shall be paid by Tenant; provided, however, that if it is ultimately determined that the audit performed by Tenant shows a Qualifying Discrepancy, then Landlord shall reimburse Tenant for Tenant’s reasonable, out-of-pocket costs incurred in connection with such audit in an amount not to exceed fifteen thousand dollars ($15,000), which fifteen thousand dollar limitation will be increased by one and one-half percent (1.5%) each Lease Year during the Lease Term. If Tenant does not notify Landlord in writing of any objection to any statement within one hundred twenty (120) days after receipt thereof or it Tenant fails to complete any audit within ninety (90) days (or one hundred fifty (150) days solely with respect to an audit of the Base Year) after written notice of objection, then Tenant shall automatically and irrevocably be deemed to have waived such objection; provided, however, that such ninety (90) day period (or one hundred fifty (150)

day period with respect the Base Year), will automatically be extended on a day-for-day basis for delays caused by Landlord, provided further that before Landlord will be deemed to have delayed, Tenant shall have delivered a written notice to Landlord stating that Tenant is claiming a Landlord delay and the applicable extension to which it is entitled, and if at any time Tenant claims that Landlord has delayed more than five (5) business days (or an additional five (5) business day period), then before Landlord will be deemed to have further delayed, Tenant shall again deliver written notice of the applicable extension to which it is entitled. Landlord and Tenant acknowledge that the purpose of the immediately preceding notices is to ensure that Tenant does not claim it is entitled to extensions of more than five (5) business day increments without first providing notice to Landlord of each and every claim for an additional five (5) business day extension.
     5.2 In the event the Lease Term begins or expires on a day other than the first and last day of a calendar year, respectively, the increases in the Operating Expenses for such calendar year shall be apportioned by multiplying the amount of Tenant’s proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.
     5.3 Tenant’s liability for its proportionate share of the increases in Operating Expenses and Real Estate Taxes described in Article V of this Lease for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of such Operating Expenses and Real Estate Tax increases for such last calendar year over Tenant’s actual liability therefor shall survive the expiration (or earlier termination) of the Lease Term.
     5.4 Notwithstanding anything to the contrary, in the event Landlord does not deliver the Premises to Tenant in the condition required under the terms of this Lease on or before December 31, 2007, then the Base Year shall be re-defined to be the twelve (12) month period commencing January 1, 2009, and ending December 31, 2009.
ARTICLE VI
SECURITY DEPOSIT
     6.1 On or before the dates set forth in Section 1.8, Tenant shall either, at Tenant’s election, post a Letter of Credit (as defined below) or deliver cash to Landlord in an aggregate amount equal to Three Million Two Hundred Seventy-Six Thousand Three Hundred Seventy-Eight Dollars and Sixty-Three Cents ($3,276,378.63), as a security deposit (the “Security Deposit”), as such amount may be increased in accordance with the terms of this Lease. Solely for clarification, Landlord and Tenant acknowledge that the calculation of the foregoing Security Deposit is based on (i) eight (8) months of base rent on 94,004 rentable square feet (which is based on 35,432 rentable square feet on each of the 7th and 8th floors, 17,541 rentable square feet on the 6th floor, and 5,599 rentable square feet on the first floor), and (ii) six months (6) of base rent on 17,891 rentable square feet on the 6th floor, which latter subpart (ii) Landlord and Tenant further acknowledge is being treated (solely for the determination of the amount of the Security Deposit) as Tenant’s exercise of an expansion option because immediately prior to entering into the Lease, Tenant requested to expand the size of the Premises by such 17,891 rentable square feet. All cash which Tenant delivers to Landlord as a Security Deposit, will be deposited in an account maintained by Landlord (which account may also contain the security deposits of other tenants or other sums) and Landlord shall not pay Tenant any interest thereon, except as expressly required to the contrary by applicable law. If, pursuant to Tenant’s exercise of an expansion option or otherwise, the number of square feet of rentable area in the Premises should at any time increase above the amount of rentable square feet being leased by Tenant as of the date hereof, then the Security Deposit shall be increased by adding thereto an amount that is equal to six (6) months of the then current base rent for the additional rentable square footage leased by Tenant multiplied by a fraction, the numerator of which is the remaining Lease Years in the Lease Term (plus any fraction thereof) and the denominator of which is the total number of Lease Years in the Lease Term. If the Security Deposit is increased pursuant to any of the provisions of this Section 6.1, then Tenant shall immediately deposit with Landlord an amount equal to the portion of the increased amount that would have been paid to Landlord as of such time if the increased amount had been part of the Security Deposit as of the date of this Lease, and any subsequent installments of the Security Deposit shall be adjusted accordingly. If, pursuant to Landlord’s exercise of its right to recapture space in accordance with the terms of

Article VIII, the number of square feet of rentable area in the Premises should decrease below the amount of rentable square feet being leased by Tenant as of the date immediately prior to such recapture, the Security Deposit shall be decreased pro rata based on the decrease in the rentable square footage leased by Tenant. If the Security Deposit is so decreased and the Security Deposit is the form of a letter of credit, such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article VI, in which latter event, the original Letter of Credit will be promptly returned to Tenant. The Security Deposit may be assigned by Landlord to the holder of any Mortgage, provided that the holder of such Mortgage has executed and delivered an SNDA (hereinafter defined) in accordance with the terms of Article XXI of this Lease.
          (a) The Security Deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Within sixty (60) days after the expiration of the Lease Term (or earlier termination by Tenant in accordance with the express terms of this Lease), and provided Tenant has vacated the Premises, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any Event of Default by Tenant under this Lease; provided, however, if Tenant effectively terminates this Lease pursuant to the terms of Section 3.2(i) or Section 21.4 (and provided Tenant never occupied the Premises), Landlord shall return the Security Deposit to Tenant within five (5) business days after the effective date of such termination, less such portion thereof as Landlord shall have appropriated to satisfy any Event of Default by Tenant under this Lease, if any. In the event of an Event of Default by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any Base Rent or additional rent or any other sum as to which Tenant is in default under this Lease beyond applicable notice and cure period, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair (after the expiration of any applicable notice and cure periods) physical damage to the Premises or the Building pursuant to Section 9.1 of this Lease, or (iii) other than the payment of Base Rent or additional rent or any other sum pursuant to clause (i) of this Section, the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any out-of-pocket losses incurred, by reason of Tenant’s default under this Lease beyond applicable notice and cure periods set forth in this Lease. Notwithstanding anything in this Lease to the contrary, in the event Tenant does not timely pay (or obtain bonds reasonably acceptable to Landlord for) any amounts when due pursuant to Exhibit B attached hereto and a mechanic’s or materialmen’s lien is filed or threatened to be filed against the Premises, the Building or the Land, then Landlord shall have the right to immediately draw upon the Security Deposit after three (3) business days’ written notice to Tenant (it being understood that Landlord shall not be obligated to provide Tenant with any additional notice, and that no other notice nor cure or grace period shall be applicable with respect to Landlord’s right to immediately draw upon the Security Deposit as aforesaid) and, unless Tenant pays (or obtains bonds reasonably acceptable to Landlord for) such amounts, apply the proceeds to the payment of any amount Landlord may spend or become obligated to spend to timely discharge any mechanics’ or materialmen’s liens that might otherwise encumber the Building or the Land. If any portion of the Security Deposit is used or applied by Landlord in accordance with this Section, within four (4) business days after written notice to Tenant of such use or application, Tenant shall restore the Security Deposit by providing a replacement or additional Letter of Credit or additional cash such that Landlord is holding one or more Letters of Credit or cash in the aggregate amount of the Security Deposit required under this Lease. If Tenant shall fail to restore the Security Deposit as required herein within such four (4) business day period, and Landlord provides Tenant with a second written notice requesting such restoration of the Security Deposit, and thereafter Tenant fails restore the Security Deposit within three (3) business days after such second notice, such failure shall constitute an Event of Default (for which no additional notice and cure period shall apply). Tenant hereby authorizes Landlord to deposit the Security Deposit with the holder of any Mortgage if and to the extent required by said holder; provided, however, that such holder shall hold the Security Deposit subject to Tenant’s rights with respect to the Security Deposit set forth in this Lease and shall have executed and delivered an SNDA to Tenant, as required pursuant to Article XXI of this Lease.
          (b) If the Security Deposit shall be in the form of one or more letters of credit (each, a “Letter of Credit”), each Letter of Credit shall be an “evergreen” letter of credit and be unconditional and irrevocable, subject to the following terms and conditions. Such Letter of Credit shall be (i) in form and substance satisfactory to Landlord in its sole discretion (with Landlord hereby approving the form Letter of Credit set forth on Exhibit H attached hereto), or in a form substantially similar to Exhibit H attached hereto; (ii) at all times in the amount of the Security Deposit, and shall permit multiple draws; (iii) issued by a commercial bank located in the Washington, D.C. metropolitan area or with a confirming bank reasonably acceptable to Landlord from which draws shall be permitted located in the Washington, D.C. metropolitan area pursuant to a written agreement attached to the Letter of Credit acceptable to Landlord (with Landlord hereby also accepting issuance of such Letter of Credit by the following banks (so long as such banks comply with the terms of this Article VI): Silicon Valley Bank, UBS and Credit Suisse First Boston); (iv) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building or, at Landlord’s option, the holder of any Mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith; provided, however, that in the event the issuing bank of the Letter of Credit charges a fee for a transfer and/or assignment, any and all such fees shall be payable by Tenant); (v) payable at sight upon presentation of a simple sight draft at any Washington, D.C. metropolitan area branch office of the issuing bank of the Letter of Credit or a confirming bank from which draws shall be permitted acceptable to Landlord, and include the institution’s applicable form of presentation statement; (vi) of a term not less than one year; and (vii) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, renewed (or automatically and unconditionally extended) from time to time through the forty-fifth (45th) day after the expiration of the Lease Term. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply if Tenant fails to timely comply with the requirements of subsection (vii) above, in which event Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and hold the proceeds as the Security Deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor’s Corporation, then Landlord shall have the right the require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute letter of credit within fifteen (15) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within fifteen (15) business days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion, cash or a letter of credit that complies with the terms of this Article VI (and Tenant’s failure to do so within such fifteen (15) business days period shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) business day period). Tenant shall be responsible for the payment of any and all third-party costs (not to exceed $2,500) incurred by Landlord or the holder of any Mortgage in connection with the review of any replacement Letter of Credit (including without limitation Landlord’s and such holder’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit. Tenant shall have the right, at any time (except during the existence of an Event of Default or a monetary default that if not timely cured could result in an Event of Default), to replace a cash Security Deposit with a Letter of Credit meeting the requirements of this Lease, and to replace a Letter of Credit Security Deposit with cash. In the event a Letter of Credit is ever lost or destroyed while in Landlord’s possession, Tenant will cooperate, at no cost or charge to Landlord, with Landlord’s efforts to obtain a replacement Letter of Credit, and Landlord agrees to provide the issuer of such Letter of Credit with reasonable assurances and indemnities required by such issuer in order to cancel or replace such Letter of Credit.
          (c) Provided that on the first day of each Lease Year beginning on the first day of the second Lease Year no Event of Default (as defined in Section 19.1) or a monetary default that if not cured within any applicable grace or notice and cure period could ripen to an Event of Default is then occurring, then Tenant shall have the right on each such date to reduce the Security Deposit by an amount equal to ten percent (10%) of the then total amount of the Security Deposit. If such Event of Default or monetary default is occurring, then upon the cure of such Event of Default or monetary default (Landlord being under no obligation to accept a cure of any such Event of Default), then Tenant will be deemed to have satisfied such condition for the applicable Lease Year. If all of the aforesaid conditions are met (or deemed to have been met after a cure of such an Event of Default or monetary default) and the Security Deposit is in the form of cash, upon Tenant’s request, Landlord shall within twenty (20) days of Tenant’s request of such amount release such portion of the Security Deposit to Tenant in the form of cash or other available funds. If all of the aforesaid conditions are met (or deemed to have been met after a cure of such an Event of Default or monetary default) and all or a portion of the Security Deposit is in the form of a Letter of Credit, upon Tenant’s request, Landlord shall within twenty (20) days notify the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized, and the Security Deposit shall be so reduced in accordance with this Section 6.1(c). Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article VI, in which latter event, the original Letter of Credit will be promptly returned to Tenant. Notwithstanding anything contained in this Lease to the contrary, in no event shall the Letter of Credit be reduced unless the issuing bank receives prior written notice from Landlord, authorizing a reduction by a certain amount (it being understood that in no event shall the reduction exceed the amount so authorized by Landlord).
     6.2 In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, and, in the event any portion of the Security Deposit is in the form of one or more Letters of Credit, Tenant shall, at Tenant’s sole expense, within ten (10) business days after Landlord’s request therefor, have such Letters of Credit amended or reissued by the issuing bank to indicate the new beneficiary. Tenant shall be responsible for paying and shall timely pay any fees charged by the issuing bank in such instance, but Tenant shall not be responsible for paying any fees charged by Landlord, its purchaser or assignee or their respective attorneys. If Landlord transfers the Security Deposit to a purchaser or assignee, Tenant shall look only to such purchaser or assignee for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit, provided such purchaser or assignee has expressly assumed the obligations of Landlord under this Lease and Tenant has received evidence of such assumption by such purchaser or assignee.
     6.3 Tenant hereby acknowledges that Tenant will not look to the holder of any Mortgage encumbering the Building for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the Security Deposit is actually transferred to such holder.
ARTICLE VII
USE OF PREMISES
     7.1 Tenant shall use and occupy the Premises solely for general (non-medical) office purposes compatible with first-class office buildings in the jurisdiction in which the Building is located, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Except to the extent of Landlord’s obligations to cause the base Building to comply with Laws, Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the “ADA”) and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein (collectively, “Laws”), all of which shall be complied with in a timely manner at Tenant’s sole expense. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all easements, covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events (but expressly excluding special events on the rooftop terrace (if constructed in accordance with the terms of this Lease)) in the Building outside of the Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.
     7.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.
     7.3 (a) Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Building (including the Premises), provided that Tenant may use and store reasonable quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises provided the same are handled, stored and disposed of in accordance with all Laws. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws; provided that Tenant shall not be obligated to remove or remediate (i) any Hazardous Materials which have been generated, used, released, stored or disposed of in or about the Premises or the Building by any party other than Tenant or Tenant’s Invitees (hereinafter defined) prior to the Lease Commencement Date, or (ii) any Hazardous Materials which have been generated, used, released, stored or disposed of in or about the Building by any party other than Tenant or Tenant’s Invitees at any time during the Lease Term. For purposes of this Lease, “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or hazardous to health or the environment. For purposes of this Lease, “Environmental Law” means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).
          (b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by

Tenant or any Invitee (as defined in Article IX) in or about the Building, whether before or after the Lease Commencement Date; provided, however, that Tenant’s obligation to indemnify Landlord pursuant to the terms of this Subsection shall be applicable and shall be enforceable only to the extent that Landlord has suffered an actual and demonstrable loss directly caused by the breach or default of Tenant, and provided further that in no event shall Tenant have any liability to Landlord for claims based on interruption of or loss to Landlord’s business or for claims for which Landlord is insured or required to be insured under the terms of this Lease. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (hereinafter defined), which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld. For purposes of this Lease, “Environmental Default” means any of the following by Tenant or any Invitee: a violation of an Environmental Law, subject to any right to contest the same available under applicable law provided there is no immediate threat of enforcement action by governmental authorities; a release, spill or discharge of a Hazardous Material on or from the Premises the Building which Tenant shall fail to commence remediation or removal within three (3) business days of such release and thereafter continuously and diligently pursue such remediation or removal to completion in accordance with all Laws and Environmental Laws; an environmental condition requiring responsive action for which Tenant shall fail to commence such action within three (3) business days of such condition and thereafter continuously and diligently pursue such action to completion in accordance with all Laws and Environmental Laws; or an emergency environmental condition for which Tenant shall fail to commence remediation within one (1) business day of the occurrence of such condition and thereafter continuously and diligently pursue such remediation to completion in accordance with all Laws and Environmental Laws. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same in accordance with the terms of this Lease, Landlord may perform, at Tenant’s sole cost and expense, any lawful action necessary to address same.
          (c) Landlord shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, provided that Landlord may use and store reasonable quantities of construction materials and standard cleaning materials as may be reasonably necessary for Landlord or its property manager to conduct normal general office use operations in the Building, and to provide any cleaning services required under this Lease, provided the same are handled, stored and disposed of in accordance with all Laws.
          (d) Landlord represents that, except as identified in that certain Phase I Environmental Site Assessment prepared by EBI Consultants and dated July 3, 2003 (the “Report”), to Landlord’s actual knowledge as of the date of this Lease, based solely and exclusively on the Report and no further or additional inspection or inquiry made, the Building does not contain Hazardous Materials in violation of Environmental Laws. Landlord shall indemnify and hold Tenant harmless from and against any and all damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Tenant arising out of (i) Landlord’s failure to comply with the terms of Subsection 7.3(c) above, and (ii) Landlord’s breach of its representation set forth in the first sentence of this Section 7.3(d); except, to the extent such accident, injury, damage failure, breach or default is a result of or in any way caused by Tenant’s or any of its Invitees’ negligence, misconduct or wrongful act or omission and except, further, that Landlord’s obligation to indemnify Tenant pursuant to the terms of this Subsection shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly caused by the breach or default by Landlord; and provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential damages or for claims for which Tenant is insured or required to be insured under the terms of this Lease. Notwithstanding anything to the contrary in this Lease, (i) this Subsection 7.3(d) shall not apply to the holder of any Mortgage, and (ii) no holder of a Mortgage shall have any obligation under Subsection 7.3(c) above, but any person or entity claiming by, through or under any such Mortgage that obtains ownership of the Building shall be responsible to perform Landlord’s obligation under the terms of Subsection 7.3(c) during such period of time as it shall have ownership of the Building.

     7.4 Except as expressly set forth to the contrary in Exhibit B attached hereto with respect to improvements that Landlord expressly agrees to construct, Landlord at its sole expense and not subject to reimbursement pursuant to Article V shall take all steps necessary to cause the common areas of the Building as a whole including, but not limited to, all base Building restrooms, water fountains and elevator equipment located in the common areas of the Building and the Premises to comply with Title III of the ADA to the extent same does not comply with Title III of the ADA as of the date of this Lease. After Landlord complies with the preceding sentence of this Section, Landlord shall at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) take all steps necessary to cause the common areas of the Building as a whole including, but not limited to, all base Building restrooms, water fountains and elevator equipment located in the common areas of the Building and the Premises to comply with Title III of the ADA. Notwithstanding the foregoing terms of this Section 7.4, after Landlord initially delivers the Premises in the condition required by the terms of this Lease, to the extent any non-compliance is a result of the use or occupancy of the Premises, a change in Laws, or any action or inaction of Tenant or any Invitee, or if any improvements made by Landlord to comply with the ADA benefit solely the Premises, then such compliance shall be at Tenant’s cost. Except as expressly provided in the foregoing terms of this Section 7.4, Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to cause the Premises to comply with the ADA. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.
ARTICLE VIII
ASSIGNMENT AND SUBLETTING
     8.1 Except as provided in this Lease, Tenant shall not assign, transfer or otherwise encumber (collectively, “assign”) this Lease or all or any of Tenant’s rights under this Lease or interest in this Lease, or sublet or permit anyone to use or occupy (collectively, “sublet”) the Premises or any part of the Premises, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion. Notwithstanding the foregoing sentence, (a) provided that at the time request is made for approval of assignment or subletting pursuant to this Section no Event of Default shall exist, and subject to Landlord’s rights pursuant to Sections 8.3, 8.4 and 8.5 below, Landlord shall not unreasonably withhold, delay or condition its consent to any proposed assignment or subletting of the Premises, provided that (i) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VII of this Lease; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with a first-class office building and with the Building and its tenants, and is not an entity that enjoys sovereign immunity (other than an entity of the United States Federal government or the District of Columbia government) or an entity that intends to use the space as medical offices or as a drug clinic; (iii) Landlord is reasonably satisfied with the financial condition of the assignee under any such assignment or the sublessee under any such sublease to perform its general business obligations and its obligations under this Lease (taking into account that Tenant shall remain liable for the obligations of such assignee or sublessee under this Lease following any approved subletting or assignment); (iv) the initial Tenant remains fully liable as a primary obligor jointly and severally with any subtenant or assignee for the payment of all rent and other charges under this Lease and for the performance of all its other obligations under this Lease; and (v) any assignment is for all of Tenant’s rights and obligations under this Lease, and (b) so long as the proposed subtenant complies with the terms of subparts (i), (ii) and (iv) of subpart (a) of this sentence and Tenant has not subleased or assigned (including the proposed assignment of sublease) more than ten percent (10%) of the Premises, Landlord’s consent to a proposed sublease shall not be required. Except as otherwise expressly provided in Section 8.7 below, no assignment, sublet or right of occupancy under this Lease may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant’s rights under this Lease or interest in this Lease, and any sublet or permission to use or occupy the Premises or any part of the Premises not in accordance with this Article VIII shall be void and of no force or effect. Any assignment or subletting, Landlord’s consent thereto, or Landlord’s collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent (if required) to any subsequent assignment or subletting. For any period during which an Event of Default exists under this Lease, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively “pledge”) this Lease without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall pay to Landlord an administrative fee equal to one thousand five hundred dollars ($1,500) plus all third-party out-of-pocket expenses (including reasonable attorneys’ fees and accounting costs) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting, or pledge. The form of any sublease or assignment, which sublease or assignment is subject to Landlord’s approval hereunder, shall also be subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or pledge within ten (10) days after Tenant’s execution thereof (regardless of whether Landlord’s consent was required or obtained).
     8.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in (i) a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or (ii) the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion (ii) of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market immediately prior to the transaction. If Tenant is a limited liability company, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VIII.
     8.3 If at any time during the Lease Term Tenant desires to assign, sublet or pledge all or part of this Lease or the Premises, then in connection with Tenant’s request to Landlord for Landlord’s consent thereto, Tenant shall give notice to Landlord in writing (“Tenant’s Request Notice”) containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the “Proposed Sublease Commencement Date”); the area proposed to be assigned, sublet or otherwise encumbered (the “Proposed Sublet Space”); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction. Landlord shall, subject to the terms of Section 8.4 below, grant or withhold its consent to such proposed assignment, sublease or other transaction pursuant to the terms set forth in this Article VIII within fifteen (15) business days of its receipt of Tenant’s Request Notice provided such Tenant’s Request Notice contains all of the required information.
     8.4 If at any time during the Lease Term Tenant desires to assign or sublet twenty thousand (20,000) rentable square feet or more of the Premises or the term for the Proposed Sublet Space is for ninety-five percent (95%) or more of the remainder of the Lease Term then in effect (a “Recapturable Sublease”), when Tenant delivers Tenant’s Request Notice, such notice will specify that it is sent for the additional purpose of determining whether Landlord will exercise its recapture rights, and not have to contain the identity of the proposed assignee, subtenant or other party, the certification stating whether or not any premium or other consideration is being paid, and a description of its business or the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party notwithstanding the terms of Section 8.3 above. Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space that is a Recapturable Sublease by sending Tenant written notice of such termination within thirty (30) days after Landlord’s receipt of Tenant’s Request Notice. If Landlord does not terminate this Lease with respect to the Proposed Sublet Space that is a Recapturable Sublease (or if Landlord fails to send a notice to Tenant electing to terminate this Lease with respect to such space), then if at any time prior to the date that is one hundred eighty (180) days after the date Landlord receives Tenant’s Request Notice, Tenant identifies a specific subtenant or assignee or otherwise intends to enter into a sublease, assignment or similar transaction, Tenant shall (if not contained in the original notice) deliver a supplement to the Tenant’s Request Notice containing the identity of the proposed assignee, subtenant or other party and a description of its business and the most recent financial statement or other evidence of financial responsibility of such proposed assignee. Thereafter, Landlord shall approve or disapprove Tenant’s request in the specific Tenant’s Request Notice within fifteen (15) business days of its receipt of Tenant’s Request Notice provided such Tenant’s Request Notice contains all of the required information. If (i) Tenant fails to deliver the foregoing supplement to Tenant’s Request Notice specifying the applicable additional information prior to the expiration of the foregoing one hundred eighty (180) day period, or (ii) Landlord does not approve a Tenant’s Request Notice that is timely made prior to the expiration of the foregoing one hundred eighty (180) day period, then Tenant shall again, if Tenant at any time desires to enter into a Recapturable Sublease, provide another Tenant’s Request Notice and Landlord shall once again have the right to recapture such space in accordance with the terms of this Article VIII. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent under this Lease. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.
     8.5 If any sublease or assignment (whether by operation of law or otherwise, including, without limitation, an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property (not including bona fide sales on market terms of any movable furniture, furnishings, personal property and equipment), or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment (less Tenant’s reasonable out-of-pocket costs incurred in subleasing, for brokerage commissions, Tenant’s attorneys’ fees, marketing costs, rental abatements, improvement costs and improvement allowances, which cost shall be amortized over the term of the sublease for purposes of determining such excess amounts due to Landlord under this Lease on account of such sublease), which amount shall be paid by Tenant to Landlord (unless such payment is otherwise waived, in whole or in part, by Landlord in writing) as additional rent upon such terms as shall be specified by Landlord and in no event later than thirty (30) days after any receipt thereof by Tenant. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord under this Lease. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease or assignment.
     8.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations.

Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option, the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord’s sole option, the subtenant shall execute a direct lease with Landlord on Landlord’s then-current standard form.
     8.7 Notwithstanding anything contained in this Article VIII to the contrary, provided no Event of Default remains uncured under this Lease, Tenant may, without prior written notice to Landlord and without Landlord’s prior written consent and without being subject to Landlord’s rights and Tenant’s obligations set forth in Sections 8.4 and 8.5, assign or transfer its entire interest in this Lease: (a) to a corporation or other business entity which is the successor corporation (herein sometimes referred to as a “Successor Corporation”) in a bona fide sale transaction of Tenant, whether by merger, consolidation or sale of all or substantially all of the assets or ownership interests of Tenant, provided that such successor corporation shall have a creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) immediately following such transaction at least equal to the creditworthiness and net worth of Tenant as of the date that is immediately prior to such merger, consolidation or sale, and provided that the Successor Corporation shall assume in writing to Landlord’s reasonable satisfaction all of the obligations and liabilities of Tenant under this Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a “Related Corporation”) which shall control, be controlled by or be under common control with Tenant, provided that Tenant shall provide Landlord with written notice that such assignment or transfer has occurred within two (2) business days of such assignment or transfer. For the purpose of determining the creditworthiness and net worth of Tenant as set forth in the preceding sentence, the creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally acceptable accounting principles consistently applied and using the most recent financial statements) of a guarantor will be included in such determination provided that such guarantor has agreed in writing to guaranty the obligations of Tenant or Successor Corporation (as applicable) and the form of such guaranty is acceptable to Landlord in its reasonable discretion. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required under this Lease and for the performance of all obligations to be performed by Tenant under this Lease. For purposes of clause (b) above, “control” shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Together with Tenant’s notice to Landlord pursuant to this Section, Tenant shall submit to Landlord sufficient information regarding the transaction as is reasonably necessary for Landlord to confirm that the transaction meets the qualifications set forth in this Section. Any Successor Corporation or Related Corporation as defined in this Section 8.7 above shall be referred to herein as “Permitted Transferee”. If the Security Deposit under the terms of this Lease is in the form of a Letter of Credit, then Tenant shall at Tenant’s sole cost, within five (5) business days (for which no notice and cure period will apply) of the date of such transfer, cause any such Letter of Credit to be amended or reissued to reflect a transaction contemplated by the terms of this Section 8.7, and Tenant’s failure to promptly cause such amendment or reissuance will be an Event of Default hereunder.
ARTICLE IX
MAINTENANCE AND REPAIRS
     9.1 Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary to keep the Premises in first-class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease, subject to Landlord’s obligations set forth in Section 9.2 below. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part of the Building. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the

Lease Term, surrender the Premises in an order and condition comparable to their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, “Invitees”) or Tenant, shall be repaired by and at Tenant’s expense, except that Landlord shall have the right at Landlord’s option, after twenty (20) days prior written notice to Tenant (except in the case of an emergency, in which event no prior notice shall be required) to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith if Tenant does not perform such required repairs within such twenty (20) day period, provided that if such required repairs cannot reasonably be effected within such twenty (20) day period and Tenant begins such required repairs promptly within such twenty (20) day period, then, except in the event of an emergency, Tenant shall have such additional time as is reasonably necessary to perform such repairs, provided that such additional period shall not exceed ninety (90) days from Landlord’s initial notice to Tenant. Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures identified on Exhibit O (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed by Tenant at Tenant’s expense.
     9.2 Except as otherwise provided in this Lease, Landlord shall (subject to reimbursement pursuant to Article V) keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, Garage, Fitness Center, exterior windows, base Building restrooms and the building standard mechanical, water, electrical, HVAC and plumbing systems, pipes and conduits, and life safety systems that are provided by Landlord in the operation of the Building (collectively, the “Building Structure and Systems”), clean and in good operating condition consistent with similar first-class buildings and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems.
     9.3 (a) In the event that Landlord fails to perform any maintenance or repair obligations of Landlord expressly set forth under this Lease with respect to the Premises (such failure, a “Delayed Repair”), and (a) such failure shall continue for a period of twenty (20) days after receipt of written notice from Tenant to Landlord and any lender of Landlord (the “First Repair Self Help Notice”) or, if such failure can not reasonably be cured within twenty (20) days, then such longer period as may be required for such cure provided that Landlord commences such cure within such twenty (20)-day period and diligently pursues such cure to completion (provided that such period shall not be extended beyond the date that is ninety (90) days after the First Repair Self Help Notice), and (b) such failure shall continue for ten (10) business days after receipt of an additional written notice from Tenant to Landlord and any lender of Landlord following the expiration of the period described in clause (a) above (the “Second Repair Self Help Notice”), then Landlord shall reimburse Tenant for either (x) a portion of the costs and expenses actually incurred by Tenant in curing such Delayed Repair, in an amount equal to the difference between such total costs and expenses actually incurred by Tenant less Tenant’s proportionate share of such costs and expenses, if and to the extent such expenses are includable as Operating Expenses pursuant to the terms of this Lease or (y) the costs and expenses actually incurred by Tenant in curing such Delayed Repair, if such expenses are not so includable as Operating Expenses (with Landlord hereby agreeing that such amounts shall not be included in the Operating Expenses for the Building) (as applicable, the “Excess Repair Costs”) within thirty (30) days after Landlord has received from Tenant an invoice therefor (and Tenant has provided a copy of same to any lender of Landlord). The First Repair Self Help Notice and the Second Repair Self Help Notice each shall include a statement in all capitals and bold face font that Tenant intends to exercise this right to self help, and shall identify in reasonable detail the basis for the self help and the actions Tenant intends to undertake to perform the Delayed Repair. Further notwithstanding anything to the contrary contained in this Lease, Tenant’s right to perform any such self help pursuant to this Section 9.3 is conditioned upon strict compliance by Tenant with the following requirements: Tenant shall ensure that (i) all such work shall be performed solely by contractors, subcontractors and design consultants, as applicable, who are bonded (if bonds are reasonably available for the type and scope of work being performed), licensed in the District of Columbia, qualified and recognized as reputable within their field, (ii) each entity performing such work shall have obtained public liability and worker’s compensation insurance policies covering all persons who will perform such work in amounts customary for comparable work in buildings comparable to the Building, and (iii) all such work shall be performed in a good, workmanlike, first-class and prompt manner, and in accordance with all applicable laws and the requirements of any insurance company insuring the Building or any portion thereof. Further notwithstanding anything to the contrary contained in this Lease, the self help right provided to Tenant under this Section 9.3 shall not be applicable to any repair or maintenance obligations that affect the Building Structure and Systems or common areas. Further notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to exercise any such self help rights against any landlord except for the landlord who failed to perform the Delayed Repair.
          (b) In the event that Landlord fails to perform any maintenance or repair obligations of Landlord expressly set forth under this Lease with respect to the Building Structure and Systems or common areas that renders any material portion of the Premises untenable or inaccessible (such failure, a “Structural Delayed Repair”), and (a) such failure shall continue for a period of ten (10) business days after receipt of written notice from Tenant to Landlord and any lender of Landlord (provided Tenant has been given the address to which such notices to Landlord’s lender should be sent, however, Tenant will be deemed to have received such address if Landlord delivered an SNDA to Tenant) (the “First Structure Delayed Repair Notice”) or, if such failure can not reasonably be cured within ten (10) business days, then such longer period as may be required for such cure provided that Landlord commences such cure within such ten (10) business day period and diligently pursues such cure to completion (provided that such period shall not be extended beyond the date that is twenty (20) business days after the First Structure Delayed Repair Notice), and (b) such failure shall continue for ten (10) business days after receipt of an additional written notice from Tenant to Landlord and any lender of Landlord (provided Tenant has been given the address to which such notices to Landlord’s lender should be sent, however, Tenant will be deemed to have received such address if Landlord delivered an SNDA to Tenant) following the expiration of the period described in clause (a) above (the “Second Structure Delayed Repair Notice”), then Tenant shall be entitled to an abatement of the Base Rent payable under this Lease on a pro rata basis directly related to the portion of the Premises that is not tenantable or accessible for the period beginning on the day after such ten (10) business day period ends after the First Structure Delayed Repair Notice and continuing until the such portion of the Premises is tenantable.
          (c) In addition to any abatement of Base Rent set forth in Subsection (b) immediately above, if a Structural Delayed Repair renders the greater of (i) ten percent (10%) of the rentable square feet of the Premises (excluding the Storage Space) or (ii) 10,000 rentable square feet (excluding the Storage Space), untenable or inaccessible for more than ninety (90) consecutive days after the delivery of both the First Structural Delayed Repair Notice and the Second Structure Delayed Repair Notice, then Tenant shall have the right to terminate this Lease upon the delivery of written notice to Landlord. Notwithstanding the preceding sentence, if Landlord cures the Structural Delayed Repair before the date that is thirty (30) days after Landlord’s receipt of such termination notice from Tenant, then such termination shall not be effective and the Lease will automatically remain in full force and effect, and provided further that if the Structural Delayed Repair cannot reasonably be cured within the foregoing ninety (90) day period, then so long as Landlord commenced to cure such Structural Delayed Repair within ten (10) business days after Landlord’s receipt of the Second Structure Delayed Repair Notice, and Landlord is diligently and continuously pursuing such cure, such ninety (90) day period will automatically be extended for a period reasonably required to permit such Structural Delayed Repair to be cured, provided further that in no event will such ninety (90) day cure period be extended beyond an additional two hundred seventy (270) days (i.e., a total period of three hundred sixty (360) days after the delivery of both the First Structural Delayed Repair Notice and the Second Structure Delayed Repair Notice).

ARTICLE X
ALTERATIONS
     10.1 Landlord shall construct initial improvements in the Premises in accordance with Exhibit B (including Schedule I to Exhibit B). It is understood and agreed that, except as provided in the preceding sentence, Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions, improvements or changes (collectively, “Alterations”) in or to the Premises or the Building except as otherwise expressly provided in this Lease. After the completion of an Alteration in accordance with the terms of this Lease, such Alteration will be deemed to be part of the “Premises” and the “Building”.
     10.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to any Alteration which Tenant may desire to make to the Premises; provided, however, that Landlord shall retain sole and absolute discretion to withhold its consent to any Structural Alteration (defined below) that is not approved by the holder of any Mortgage (if such holder of any Mortgage has approval rights), or which may, in the opinion of Landlord (i) be visible from outside the Premises (other than Tenant’s signage and exterior door approved by Landlord pursuant to Section 11.1 below), or (ii) exceed the capacity of, hinder the effectiveness of, interfere with, or will adversely affect the Building Structure and Systems of the Premises or the Building. Notwithstanding the preceding sentence, Landlord shall not unreasonably withhold, condition or delay consent to a Structural Alteration that (i) does not affect the exterior appearance of the Building, (ii) does not adversely impact any other tenant’s use or occupancy of such tenant’s premises, (iii) does not require a building permit, and (iv) costs less than $25,000 in the aggregate. “Structural Alterations” shall be deemed to be any Alterations that will necessitate any changes, replacements or additions to the Building Structure and Systems, exterior wall systems, columns, roof, beams (including load-bearing elements) or floors of the Premises or the Building. Tenant shall have the right to install an exterior door at street level on the corner of 7th Street and Massachusetts Avenue in a location reasonably acceptable to Landlord (with Landlord hereby approving the location shown on Exhibit Q), provided that such installation shall comply with the provisions of this Lease pertaining to Structural Alterations (but excluding Landlord’s approval). Landlord shall either approve or disapprove any proposed Alteration within ten (10) business days after receiving such written request together with all supporting materials required by Landlord to evaluate such request, and, in the case of Landlord’s disapproval, Landlord shall specify its reasons for such disapproval. Notwithstanding the foregoing, such ten (10) business day period may be extended from time to time by written notice from Landlord for a reasonable period of time (not to exceed an additional ten (10) business days) if the proposed Alteration will require review by outside third parties. If Landlord fails to notify Tenant in writing (the “Landlord Approval Notice”) whether or not Landlord will consent to such proposed Alteration within such ten (10) business day period (as the same may have been extended by Landlord from time to time as provided above), and thereafter Tenant delivers written notice (“Alteration Response Failure Notice”) to Landlord of such failure, which Alteration Response Failure Notice shall bear a bold-typed, capitalized legend stating “YOU SHALL BE DEEMED TO HAVE APPROVED THE ALTERATIONS DESCRIBED IN THIS NOTICE IF YOU FAIL TO RESPOND WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF THIS LETTER,” and Landlord fails to respond to such Alteration Response Failure Notice within such five (5) business day period, Landlord shall be deemed to have approved such Alteration described in such Alteration Response Failure Notice. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations of a purely decorative nature (e.g., paint, carpet and other floor and wall coverings), provided that such decorative Alteration is replacing materials with like-materials (each, a “Cosmetic Alteration”). Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by contractors and subcontractors that have been approved in writing by Landlord, such approval not to be unconditionally withheld, conditioned or delayed, on days, at times and under the supervision of an architect approved in writing by Landlord (not including Cosmetic Alterations); (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord (excluding Cosmetic Alterations, in which case in accordance with a reasonably detailed written description prepared by Tenant), which plans and specifications shall be approved in writing by Landlord (provided that Tenant shall pay as additional rent hereunder any reasonable out-of-pocket third party costs incurred by Landlord or the holder of any Mortgage in reviewing and approving such Alteration) (not including

Cosmetic Alternations); (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage, so long as the holder of any Mortgage has consent rights (provided such consent shall not required in the case of only Cosmetic Alterations); (g) after obtaining public liability and worker’s compensation insurance policies reasonably approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; and (h) if the Alteration is reasonably anticipated to cost in excess of $500,000, upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant’s financial ability to complete the Alteration in accordance with the provisions of this Lease. During the construction of any Alterations, Tenant shall obtain and deliver to Landlord partial or conditional lien waivers reasonably acceptable to Landlord from all contractors, subcontractors, laborers and material supplies for any work, labor and services to be performed and materials to be furnished in connection with any Alterations, and Tenant shall obtain and deliver to Landlord final lien waivers reasonably acceptable to Landlord upon completion of any such Alterations. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. For each Alteration other than a Cosmetic Alteration, Tenant shall be responsible for the payment to Landlord of an oversight construction management fee in the amount not to exceed one percent (1%) of Tenant’s hard costs of such work. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings or a complete “CAD” file showing such Alteration in place. Tenant shall reimburse (as additional rent) Landlord, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys’ fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of in whole or in part, the construction or installation of Alterations.
     10.3 If any Alterations other than Cosmetic Alterations are made without the prior written consent of Landlord, and Tenant fails to diligently prosecute to completion removal and correction of such Alterations and restoration of the Premises and Building to their condition immediately prior thereto within thirty (30) days after written notice from Landlord (provided that no such cure period shall apply in the event of an emergency or if the Lease Term has expired), Landlord shall have the right at Tenant’s expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if there shall be no Event of Default continuing under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Required Removables (hereinafter defined) and any other Alterations and other items in the Premises or the Building (including all cabling and wiring) which Landlord designates in writing for removal at the time Landlord consents to the installation of such Alteration. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Notwithstanding the foregoing, Tenant shall not be required to remove Alterations consisting of standard buildout items that are typically installed by similar tenants in other first class office buildings in the vicinity of the Building, but Tenant shall be required to remove the following (each a “Required Removable”): (A) any vault, interior stairwells, raised flooring, file storage systems, generators, UPS, antennae and server racks, (B) all telephone and data cabling installed by or on behalf of Tenant as part of the Tenant’s Work performed pursuant to Exhibit B and any future telephone and data cabling installed by or on behalf of Tenant or Tenant’s subtenants, licensees or assignees (collectively, “Cabling”) whether such Cabling is located in the Premises or elsewhere in the Building (it being agreed that Tenant shall have no right to install Cabling outside of the Premises without obtaining Landlord’s prior written consent, provided that Tenant shall be entitled to reasonable use of the Building risers), which may be granted or withheld in Landlord’s sole discretion); (C) any and all corporate restroom or shower facilities, (D) kitchen and cafeteria facilities (but excluding kitchenette or pantry-type facilities, i.e., small facilities that typically contain one standard-sized refrigerator, dishwasher, microwave, sink, and/or coffee maker without any material food preparation areas) within the Premises, and (E) all of Tenant’s specialized emblems and signage within or on the exterior of the Premises and the Building. Tenant shall repair and restore any damage to the Premises caused by such removal, and if Tenant fails to do so Landlord shall have the right at Tenant’s expense to repair all damage and injury to the Premises or the Building caused by such removal. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant’s expense to remove from the Premises such furniture, furnishings and equipment, all Required Removables and any Alteration (excluding Alterations that are typical building standard items) which Landlord designates in writing for removal at the time of approval of the Alteration. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs incurred by Landlord in effecting such return.
     10.4 (a) Tenant shall have the right from time to time to install security cameras within (i) the Premises, and (ii) in the exit stairwells of the Building on and between any floors of the Building so long as Tenant is leasing all of the rentable area on the floor above and below such area (i.e., for example, if Tenant is leasing the 6th, 7th and 8th floors, then Tenant may install such cameras in such stairwells on the 6th and 8th floors, and in between) without Landlord’s consent, provided that any such installation shall be accomplished in accordance with the terms of this Lease as if such installation was an Alteration hereunder (excluding Landlord’s consent). In addition, Tenant shall have the right, with Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) from time to time to install one (1) security camera outside the main entrance (i.e., in the common area) to the Premises on any floor in which Tenant is leasing less than the entire floor of the Building, so long as such camera is reasonably designed, installed and intended to be for the sole purpose of identifying persons entering such portion of the Premises (and not for monitoring the common areas outside of the Premises), provided that any such installation shall be accomplished in accordance with the terms of this Lease as if such installation was an Alteration hereunder. Except as expressly provided in this Subsection (a), Tenant shall not have any right to install security cameras in the Premises or the Building.
          (b) If Tenant installs one or more security cameras pursuant to the terms of this Section 10.4, then Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of the existence, operation, use, monitoring, failure to monitor or any matter related to such security cameras whatsoever, and Tenant hereby waives any right it may have to make any claim against Landlord related to the use, operation, existence, monitoring or failure to monitor any such security cameras. Tenant shall reimburse Landlord for (as additional rent), and shall indemnify, defend upon request and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees and costs of litigation), losses, penalties and court costs suffered by or claimed against Landlord from Tenant or third parties, directly or indirectly, based on or arising out of, in whole or in part, the use, operation, existence, monitoring, failure to monitor or any other matter related to such security cameras.
ARTICLE XI
SIGNS
     11.1 (a) Subject to the terms of this Article XI, Tenant, at Tenant’s sole cost and expense, shall, subject to Landlord’s approval which will not be unreasonably withheld, conditioned or delayed, be permitted to install (i) an exterior identification sign (identifying Tenant’s name and/or logo) in a reasonably prominent location on the Massachusetts Avenue, NW side of the Building in a size, design and location consistent with Exhibit F, including placing Tenant’s name signage on either the upper location or lower location shown on Exhibit F and placing a logo sign as shown on Exhibit F (Landlord initially approving the specifications and sign locations on Exhibit F), which exterior sign may be illuminated in accordance with the terms of this Article XI, and (ii) one (1) exterior identification sign (identifying Tenant’s name and/or logo) in a reasonably prominent location on the “lower” band of the Building above the street-level windows on the 7th Street side of the Building (in a location selected by Landlord) in a size and design reasonably acceptable to Landlord, if and only if Tenant is leasing (x) all of the rentable square footage on (and including) the third (3rd) through (and including) the eighth (8th) floors of the Building (but specifically excluding any portion of the third (3rd) floor occupied by Landlord or Landlord’s affiliate(s) pursuant to the terms of Section 28.12), or (y) no less than 177,160 rentable square feet in the Building (and if Tenant installs an exterior sign pursuant to the terms of subpart (ii) of this sentence and Tenant’s Premises (or rentable square footage) thereafter drops below the requirements of such subpart (ii), Tenant shall promptly (and in no event later than thirty (30) days) remove such sign at Tenant’s sole cost and repair any damage caused by such removal) . All such signs shall be installed in accordance with any applicable state or local building code or zoning regulations. In the event that any of Tenant’s signs are illuminated in accordance with the terms hereof, Tenant shall, at Tenant’s sole cost and expense, install a meter to separately monitor the electricity consumption for the illumination of any such signs and shall be responsible for cost of the electricity required to illuminate such signs. Notwithstanding anything to the contrary, in order to ensure that light from an exterior sign does not unreasonably interfere with occupancy of, or view from the Building, only an exterior sign located (i) in the upper location on the Massachusetts Ave. side of the Building as shown on Exhibit F, and (ii) directly above the entry door shown on Exhibit F may be illuminated (i.e., an exterior sign in the lower location shown on the Massachusetts Ave. side of the Building as shown Exhibit F may not be illuminated). Tenant shall also have the right to etch the exterior glass on the First Floor of the Building with Tenant’s name and logo; provided that such etchings are in accordance with any applicable state or local building code or zoning regulations. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are reasonably approved by Landlord and are in accordance with any applicable state or local building code or zoning regulations. All of Tenant’s signs that are approved by Landlord, other than those signs described in the first two sentences of this Section, shall, at Landlord’s election, be installed by Landlord at Tenant’s sole cost and expense. All of Tenant’s signs shall be removed by Tenant at Tenant’s sole cost and expense upon the expiration or earlier termination of the Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal, including, but not limited to, the restoration of the exterior glass on the First Floor of the Building to its condition prior to Tenant’s etching its name and logo in such glass); provided, however, if the Lease Term is terminated prior to the scheduled expiration of the Lease Term (with a termination pursuant to Article XXX being deemed to be a scheduled expiration), then Tenant shall have an additional fifteen (15) business days to remove such signs in accordance with the terms of this Lease (as if the Lease was not terminated), including all restoration obligations. Landlord’s approval of any sign pursuant to the terms of this Article XI, may include, but will not be limited to the method of attachment, design, appearance, illumination, any installation contractor and its insurance (if applicable), and size (with Landlord hereby approving the signage depicted on Exhibit F attached hereto). If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, then, if either the Lease Term has expired or Tenant fails to remove the same within five (5) business days after receiving written notice from Landlord, Landlord shall have the right to remove the same at Tenant’s expense. Landlord shall, at Tenant’s cost, provide building standard suite entry signage identifying Tenant in a location designated by Landlord and in such place, number, size, color and style as are approved by Landlord in Landlord’s sole discretion, and Landlord also shall, at Tenant’s option, list Tenant’s name in the Building lobby directory up to a maximum number of lines on the directory equal to one (1) line for each 500 square feet of rentable area in the Premises. If Tenant requests Landlord to change the names on such directory, then Tenant shall reimburse Landlord for all out-of-pocket third-party costs incurred by Landlord therefor. Landlord’s acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Tenant shall not permit any advertisement of or by Tenant that affirmatively impairs the reputation of the Building or its desirability as a first-class office building, and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

          (b) Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building but not in the Premises (except as may be required by law or in emergency situations). Notwithstanding the foregoing terms of this Subsection (b), during the Lease Term, Landlord shall not as long as Tenant or a Permitted Transferee is leasing at least 70,000 rentable square feet (excluding the Storage Space) in the Building, (i) install (or permit the installation of) any exterior sign identifying a tenant of the Building on the Massachusetts Ave. side of the Building, and (ii) install (or permit the installation of) any exterior sign on the 7th street side of the Building identifying a tenant of the Building that leases less than 35,000 rentable square feet on an entire floor of the Building; provided, however, that the foregoing restrictions expressly exclude (x) ground floor storefront signage of retail tenants for which Landlord may grant signage rights without restriction and (y) directional/delivery-type signage generally intended to facilitate location of tenants in the Building, which Landlord may install without restriction.
ARTICLE XII
INSPECTION
     12.1 At all times Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or during the last fifteen (15) months of the Lease Term (and during any period in which an Event of Default exists under this Lease) to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Except in the event of an emergency, Landlord shall endeavor to (i) give Tenant advance notice of any such entry (with Tenant permitted to have a representative present during such entry), and (ii) minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry.
ARTICLE XIII
INSURANCE
     13.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, including without limitation signs permitted by the terms of this Lease, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due under this Lease the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.
     13.2 (a) Commencing on the Lease Commencement Date and for the remainder of the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker’s compensation insurance, (6) employer’s liability insurance, and (7) excess/umbrella insurance written on an occurrence basis. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B, all Alterations and all other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee. Such excess/umbrella insurance shall be in minimum amounts of Five Million Dollars ($5,000,000) per occurrence and a Five Million Dollar ($5,000,000) annual aggregate, in addition to the liability insurance specified above.
          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been reasonably approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best’s Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds/loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be reasonably acceptable in form and content to Landlord; (6) be primary and non-contributory; and (7) contain an endorsement for cross liability and severability of interests. Notwithstanding any deductible provision in Tenant’s policies, Tenant will be deemed to be maintaining the insurance required of Tenant under the terms of this Lease. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Washington, D.C., metropolitan area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance, provided such insurance is reasonably available to Tenant or tenants similarly situated to Tenant in the downtown business district of Washington D.C. Tenant shall deliver a certificate (on Accord Form 27 or equivalent form) of all such insurance and receipts evidencing payment therefore, which certificate shall provide that in the event of cancellation, failure to renew, reduction of amount of insurance or change in coverage, such insurer shall endeavor to provide Landlord no less than thirty (30) days notice of such proposed action (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant’s execution of this Lease and at least annually thereafter. If Tenant receives notice that its insurer will or intends to cancel, not renew, reduce or change the coverage such that such coverage does not comply with the terms of this Lease (a “Failure of Compliance Notice”), Tenant shall deliver written notice of such Failure of Compliance Notice to Landlord within ten (10) business days after Tenant’s receipt of such notice. If Tenant receives a Failure of Compliance Notice and does not cause its coverage to again comply with the terms of this Lease within ten (10) business days after its receipt of such notice, such failure by Tenant will be an Event of Default for which no notice and cure period will apply notwithstanding anything to the contrary. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified in this Lease shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease. Notwithstanding the foregoing terms of Article XIII, Tenant may satisfy any of the specific required insurance coverages or requirements contained in this Article XIII pursuant to an umbrella policy so long as such umbrella policy actually provides the specific required coverage.
     13.3 Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord’s property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord agrees that its insurance policy will not contain any deductible provision that is in excess of amounts carried by a majority of owners of similar buildings in the downtown central business district of Washington, D.C. Landlord hereby waives its right of action and recovery against Tenant and releases Tenant and its employees, agents and contractors from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by or required by the terms of this Lease to carry property insurance therefor. Landlord shall use reasonable efforts to secure a waiver of subrogation endorsement from its insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits reasonably consistent with other first class office buildings in Washington, D.C. (but in no event less than the limits required of Tenant pursuant to Section 13.2).
ARTICLE XIV
SERVICES AND UTILITIES
     14.1 (a) Subject to Tenant’s obligations specified in this Lease, Landlord shall provide the following services, each in a manner consistent with other first class office buildings in Washington D.C.: (1) heating, ventilation and air-conditioning (“HVAC”) furnished to the Premises during the Building Hours in the seasons they are required and in accordance with the terms of Exhibit N; (2) janitorial service on Monday through Friday only (excluding the holidays set forth in Section 1.12 of this Lease (after 6:30 p.m. within the Premises and substantially in accordance with the specifications set forth in Exhibit I attached hereto), (3) electricity of up to seven (7) watts per rentable square foot for Tenant’s normal office power usage (provided that Landlord agrees to provide up to ten (10) watts per rentable square foot in the event Tenant demonstrates to Landlord Tenant’s need for such additional wattage), (4) standard hot and cold water in the Building standard bathrooms for lavatory and drinking purposes at all times subject to repair, maintenance and emergency, (5) elevator service (with at least two (2) elevators in operation at all times, except in the event of an emergency), (6) exterior window-cleaning service which shall be provided in accordance with the cleaning specifications attached hereto as Exhibit J; (7) landscaping and snow removal during the seasons they are required. If in any applicable portion of the Premises an excessive and unreasonable amount of equipment are stored, used or operated beyond in excess of the applicable design requirements for such space, Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in such portion of the Premises or any applicable portion of the Premises directly impacted by such portion of the Premises, including due to excessive heat generated by any equipment or machinery installed by Tenant. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, subject to repair and maintenance from time to time, provided Tenant gives Landlord (i) with respect to a weekday that is part of Building Hours, written notice prior to 3:00 pm on such weekday, (ii) with respect to a Saturday that is part of Building Hours, written notice prior to 3:00 pm on the immediately preceding Friday (provided that such Friday is part of Building Hours (i.e., it is not a holiday) and if such Friday is not part of Building Hours, then prior to 3:00 pm on the last day that is part of Building Hours immediately preceding such Saturday) and (iii) with respect to a Sunday or any other day that is not part of Building Hours, written notice prior to 3:00 pm on the last weekday that is part of Building Hours immediately preceding such Sunday or other day that is not part of Building Hours, and each such written notice shall include the requested duration of such after hour HVAC, and the applicable floor(s) and zone(s). Tenant shall pay, as additional rent, for such extra service a per-hour, per-zone charge in accordance with Landlord’s standard cost schedule, as it may be increased from time to time (based on the actual cost incurred by Landlord to provide such services without a profit increment but taking into consideration the time of any Building engineer or property manager and additional wear and tear on the Building systems); provided, however that in no event shall Tenant be charged more for such service on an hourly basis than any other tenant in the Building is charged. As of the date of this Lease, the current charge for such service is Fifty-Five Dollars ($55.00) per-hour, per-zone with two zones on each floor. If the same after-hours service is also requested by other tenants on the same floor as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Landlord agrees to provide an access-control system in the Building comparable to the system in first-class office buildings in the downtown Washington, D.C. area, which is designed to provide secured access to tenants of the Building and Landlord designees only. A description of such access-control system is attached as Exhibit G. Such access-control system shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency). Landlord shall, at its cost, provide an initial set of access cards to the Building and the Garage in an amount equal to the number of employees of Tenant who work at the Premises as of the Lease Commencement Date; provided, however, that any replacement or additional cards requested by Tenant after the Lease Commencement Date shall be provided by Landlord and Tenant shall reimburse Landlord for Landlord’s cost therefor. In addition, upon Landlord’s reasonable approval, which may include reasonable additional security procedures, Tenant shall have the right, at Tenant’s sole cost and as an Alteration subject to the terms of Article X, to install its own access-control system for the Premises to restrict access to the Premises and to provide for the use of the existing fire stairs for internal travel within the Premises and Tenant shall have the right, upon the reasonable approval of Landlord, to tie such additional access-control system into the access-control system for the Building. Landlord shall, as part of Operating Expenses, use commercially reasonable efforts to cause the main Building lobby exterior door to only provide access to the Building by a security or proximity card after 7 p.m. until the next weekday morning at 7 a.m., at which point such door may provide access to the Building without a security or proximity card (subject to remaining open from time to time for special events). Landlord shall, as part of Operating Expenses, (i) provide for at least one (1) security guard to be in the Building on a 24-hour, seven-days-a-week basis, and (ii) cause commercially reasonable procedures to be in place that require visitors to the Building to sign-in a log upon entry. In the event Landlord offers any other material amenities or services to any other tenants of the Building, such amenities or services shall be offered to Tenant on the same basis as offered to other tenants of the Building.
          (b) Landlord may install checkmeters to electrical circuits serving Tenant’s equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant’s average electricity consumption is excessive, then Landlord may install at Tenant’s expense submeters to ascertain Tenant’s actual electricity consumption, and Tenant shall thereafter pay for such consumption over ten (10) watts per rentable square foot at the then-current price per kilowatt hour charged Landlord by the utility. Tenant’s electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds ten (10) watts per rentable square foot.
          (c) Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean more than twenty percent (20%) above the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.
     14.2 Tenant’s employees who work in the Building on a regular basis may use the Fitness Center (which may be unattended) at no additional cost to Tenant or Tenant’s employees throughout the Lease Term (as extended) on a non-exclusive, first-come, first-served basis, twenty-four (24) hours per day each day of the year (except in the event of an emergency and subject to reasonable rules and regulations). Notwithstanding the foregoing terms of this Section 14.2, Landlord shall have the right to terminate the operation of the Fitness Center if such use becomes prohibited by applicable Laws or if insurance for the Fitness Center is no longer available (it being understood that Landlord may pass through increases in the cost of insurance for the Fitness Center as an Operating Expense pursuant to the terms of Article V hereof). Landlord shall provide an access-control system for the Fitness Center consistent with the access-control system for the Building which is designed to provide secured access to tenants of the Building and Landlord’s designees only, and in addition, Landlord shall provide a combination-style lock on the entrance door to each of the mens’ and womens’ changing rooms (the combination to which will be made readily available to all applicable parties). Landlord shall specifically condition the use of the Fitness Center by any person upon such person’s execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the Fitness Center or resulting from the use thereof. Landlord’s form of such waiver as of the date hereof is attached hereto as Exhibit E. Neither Landlord nor Landlord’s agents or partners, shall have any liability to Tenant or its Invitees, for any damage, injury, loss, expense, compensation or claim whatsoever arising out of the use of the Fitness Center. Further, Tenant agrees to indemnify and save harmless Landlord and its agents and partners from and against any and all such damages, injuries, losses, expenses, compensation or claims (including attorneys’ fees) arising from the use of the Fitness Center by Tenant or its Invitees, unless such damage, loss or injury results from the intentional misconduct or gross negligence of Landlord, its employees or agents, or from Landlord’s failure to maintain the Fitness Center in accordance with the terms of this Lease. Landlord shall cause the half-lockers that are in each of the mens’ and womens’ changing rooms as of the date of this Lease to remain in the respective changing rooms, but if Landlord relocates the Fitness Center in accordance with the terms of this Lease, Landlord shall cause each of the relocated mens’ and womens’ changing rooms to each have at least twenty (20) half-lockers. Landlord shall cause the Fitness Center to have at least one (1) changing room for the men and women. Tenant acknowledges and agrees that Landlord shall not be obligated to modify or upgrade such bathrooms in such changing rooms notwithstanding the terms of Section 7.1 or anything else to the contrary in this Lease (unless required by applicable law, in which case any such upgrade or modification will be performed by Landlord as part of Operating Expenses). If Landlord relocates the Fitness Center, Landlord shall cause the (i) mens’ changing room to have no less than three (3) shower stalls, one (1) toilet, one (1) urinal and one (1) sink with mirror, and (ii) womens’ changing room to have no less than three (3) shower stalls, two (2) toilets, and one (1) sink with mirror, which relocated changing rooms and such specified improvements will be ADA compliant. Landlord shall have the right to relocate the Fitness Center from time to time within the Building, provided that (i) Landlord shall use commercially reasonable efforts to minimize any limitations on the use of the Fitness Center during any such relocation (ii) all costs incurred by Landlord to relocate the Fitness Center shall not be Operating Expenses under the terms of this Lease, and (iii) after relocation, the new Fitness Center conforms to the requirements of this Lease. The size of the Fitness Center (including any locker room and shower areas) shall at all times be no less than approximately 2,500 gross square feet. Landlord shall initially provide, at its sole cost and expense (and not as a Base Year Operating Expense) the equipment (or reasonable substitutes) identified on Exhibit L attached hereto, and thereafter, Landlord shall maintain at the least the equipment (or reasonable substitutes) identified on Exhibit L during the Lease Term.
     14.3 Landlord shall not have any liability to Tenant, and Tenant shall not be entitled to terminate this Lease or receive a rent abatement, in the event of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord under this Lease (a “Service Failure”); provided, however, that if all or substantially all of the Premises is rendered untenable or inaccessible for a continuous period of seven (7) consecutive business days after Tenant gives Landlord written notice thereof, and if Tenant does not in fact use the Premises during such period, then, so long as no Event of Default is continuing under this Lease, Tenant shall be entitled to an abatement of the Base Rent payable under this Lease for the period beginning on the day after such seven (7) business day period ends and continuing until the Premises is rendered tenantable. Notwithstanding the foregoing terms of this Section 14.3, if all or substantially all of the Premises is rendered untenable or inaccessible because of a Service Failure for a continuous period of one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease upon the delivery of written notice to Landlord; provided, however, if Landlord causes all such applicable utilities or services to be restored before the date that is thirty (30) days after Landlord’s receipt of such termination notice from Tenant, Tenant’s termination will not be effective and the Lease will remain in full force and effect.
ARTICLE XV
LIABILITY OF LANDLORD
     15.1 Except as expressly provided in this Section 15.1, Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including, without limitation, the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; the migration of noise, lights, vibration or odor into the Premises; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage, Fitness Center or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Except as otherwise expressly provided for in this Lease, if any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or Tenant’s personal property caused by Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s agents, contractors or employees to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.
     15.2 (a) Except to the extent caused by Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s agents, contractors or employees, Tenant shall reimburse Landlord for (as additional rent), and shall indemnify, defend upon request and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees and costs of litigation), losses, penalties and court costs suffered by or claimed against Landlord from third parties, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission (when there was a duty to act) of Tenant or any Invitee, (c) any breach of Tenant’s obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee prior to the Lease Commencement Date, and except further that Tenant’s obligation to indemnify Landlord pursuant to the terms of this Section 15.2(a) shall be applicable and shall be enforceable only to the extent that Landlord has suffered an actual and demonstrable loss. Notwithstanding the foregoing, Tenant shall not have liability to Landlord for interruption or loss to Landlord’s business or any indirect, punitive, special or consequential damages or for liability actually covered by any insurance policy carried or required to be carried by Landlord pursuant to the terms of this Lease.
          (b) Landlord hereby agrees to indemnify, defend upon request and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and costs of litigation), losses, penalties, and court costs suffered by or claims against Tenant from third parties, directly or indirectly based on or arising out of, in whole or in part (i) any accident, injury or damage caused to any person, or the property of any person, on or about the common or public areas of the Building during the Lease Term, and (ii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, if and to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Tenant’s or any of its agents, contractors, employees’ or subtenant’s negligence, misconduct or wrongful act or omission to act (where there was a duty to act), and except, further, that Landlord’s obligation to indemnify Tenant pursuant to this Section 15.2(b) shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss. Notwithstanding anything to the contrary in this Subsection (b) or elsewhere in this Lease, (i) in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential, punitive or other special damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured, and (ii) this Section 15.2(b) shall not apply to the holder of any mortgage or deed of trust secured by the Building unless and until such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure.
     15.3 No landlord under this Lease shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord’s interest in the Building. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment, provided such transferee has expressly assumed in writing the obligations of Landlord under this Lease.
     15.4 Except as expressly provided otherwise in this Lease, Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord; provided, however, that the foregoing shall not prohibit Tenant from asserting a compulsory counterclaim in any proceeding instituted by Landlord against Tenant that would be lost if not otherwise asserted.

     15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building, which shall be deemed to include net proceeds actually received by Landlord from any sale of the Building, insurance or condemnation proceeds actually received by Landlord (to the extent not applied to retire any debt secured by a lien on the Building or the Land), and any net rental income from the Building actually received by Landlord. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an “officer”) or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.
ARTICLE XVI
RULES
     16.1 Tenant and Invitees shall at all times abide by and observe the rules and regulations specified in Exhibits C-1 and C-2. Tenant and Invitees shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease and common management practices of first class office buildings in Washington D.C. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained in this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or other terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall not enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants. If there is any inconsistency between this Lease and the rules and regulations set forth on Exhibits C-1 and C-2, the terms of this Lease shall govern.
ARTICLE XVII
DAMAGE OR DESTRUCTION
     17.1 If all or any portion of the Building or the Premises are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable (a “Casualty”), then Landlord shall, within forty-five (45) days of the occurrence of such damage or destruction, provide Tenant with an estimate of the length of time needed to repair such damage or destruction, which estimate shall be prepared by an independent, third-party architect (the “Repair Estimate”). Landlord shall diligently repair and restore the Premises and the Building (but specifically excluding the original tenant improvements installed pursuant to Exhibit B, any Alterations or any other contents of the Premises) to substantially the same condition they were in prior to such damage or destruction; provided, however, that if the Repair Estimate provides that such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (the “Restoration Period”), then Landlord and Tenant shall each have the right to terminate this Lease by giving written notice of termination to the other within sixty (60) days after such party’s receipt of the Repair Estimate (the “Termination Notice Period”), provided further that Tenant shall have no further right to terminate the Lease Term after Landlord has commenced any restoration and repair so long as Landlord diligently pursues such restoration and repair to completion, except as otherwise provided in Section 17.2 below. Notwithstanding the preceding sentence, if the Casualty occurs during the (i) second-to-last Lease Year of the then-existing Lease Term (including any exercised renewals), then (a) the foregoing forty-five (45) day period to provide the Repair Estimate will be reduced to thirty (30) days, (b) the foregoing one hundred eighty (180) day Restoration Period will be reduced to ninety (90) days, and (c) the foregoing sixty (60) day Termination Notice Period will be reduced to thirty (30) days, and (ii) the last Lease Year of the then-existing Lease Term (including any exercised renewals), then (x) the foregoing forty-five (45) period to provide the Repair Estimate will be reduced to twenty (20) days, (y) the foregoing one hundred eighty (180) day Restoration Period will be reduced to ninety (60) days, and (z) the foregoing sixty (60) day Termination Notice Period will be reduced to ten (10) days.
     17.2 If after a Casualty, either Landlord or Tenant have a right to terminate this Lease in accordance with the terms of this Article XXVII and neither Landlord nor Tenant timely terminate this lease in accordance with the terms of this Article XXVII, then, as set forth in Section 17.1 above, Landlord shall diligently repair and restore and during such period Tenant shall not have a right to terminate this Lease as further set forth in Section 17.1 above. However, if Landlord fails to cause such repair and restoration before the expiration of the Restoration Period, then Tenant shall have the right to terminate this Lease upon the delivery of written notice to Landlord; provided, however, if Landlord causes such repair and restoration before the date that is thirty (30) days after Landlord’s receipt of such termination notice from Tenant, Tenant’s termination will not be effective and the Lease will remain in full force and effect.
     17.3 If this Lease is terminated pursuant to this Article, then rent (including Tenant’s share of Operating Expenses and Real Estate Taxes) shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of such casualty event. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete (which period of restoration shall include an additional one hundred twenty (120) days for Tenant to repair or restore any of the original tenant improvements installed pursuant to Exhibit B, any Alterations or any other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment or personal property)), Tenant shall be required to pay rent (including Tenant’s proportionate share of Operating Expenses and Real Estate Taxes) only for the portion of the Premises that is usable while such repair and restoration are being made. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (b) Landlord shall not be required to repair or restore any of the original tenant improvements installed pursuant to Exhibit B, any Alterations or any other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds (plus the amount of any deductible) are insufficient to pay the full cost of such repair and restoration or the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, and in either case Landlord is terminating the leases of substantially all of the tenants in the Building; (2) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (3) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.
ARTICLE XVIII
CONDEMNATION
     18.1 If one-third or more of the Premises, or the use, access to or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then Landlord and Tenant shall have the right to terminate this Lease by the delivery of written notice to the other party within thirty (30) days after the date title thereto vests in such authority, and if this Lease is so terminated, rent (including Tenant’s proportionate share of Operating Expenses and Real Estate Taxes) shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that, as of the date title vests in such authority, Tenant shall not be required to pay rent (including Tenant’s proportionate share of Operating Expenses and Real Estate Taxes) with respect to the part of the Premises so condemned. Landlord shall notify Tenant of any condemnation contemplated against the Building within ten (10) business days after Landlord receives written notice thereof. In the event such condemnation is for less than one third of the Premises, within thirty (30) days after Tenant’s receipt of such notice, Tenant shall have the right to terminate this Lease with respect to the remainder of the Premises not so condemned as of the date title vests in such authority if such condemnation renders the remainder of the Premises unusable for its intended purpose.
     18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the

Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained in this Lease, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.
ARTICLE XIX
DEFAULT
     19.1 In addition to those events or circumstances described in this Lease as an Event of Default, each of the following shall constitute an “Event of Default”: (a) Tenant’s failure to make when due any payment of the Base Rent, additional rent or other sum within five (5) business days after written notice from Landlord, provided that Landlord shall not be obligated to provide notice of Tenant’s failure to pay more than two (2) times in any twelve (12) month period; (b) Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure continues for thirty (30) days after Landlord delivers written notice thereof to Tenant, provided that if such cure cannot reasonably be effected within such thirty (30) day period and Tenant begins such cure promptly within such thirty (30) day period, then, except in the event of an emergency, Tenant shall have such additional time as is reasonably necessary to effectuate such cure, provided that such cure period not to exceed sixty (60) days after Landlord’s written notice thereof (which sixty (60) day period will be extended for a Force Majeure Event for the number of days applicable to such Force Majeure Event); provided, however, that (i) Landlord shall not be obligated to provide notice of breach of the same non-monetary covenant more than two (2) times in any twelve (12) month period, or (ii) such cure period shall not be applicable if such failure causes a life/safety issue with respect to the Building or its occupants or visitors, including, but not limited to, a threat of personal injury or continuing material physical injury to the Building, or if such failure is materially and adversely affecting another tenant’s use or occupancy of the Building or its premises; (c) an Event of Bankruptcy as specified in Article XX; (d) Tenant’s dissolution or liquidation; or (f) any Environmental Default as specified in Section 7.3; (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VIII which unpermitted act continues for ten (10) business days after Landlord delivers written notice thereof to Tenant, provided that Landlord shall not be obligated to provide notice of such unpermitted act more than one (1) time in any twelve (12) month period.
     19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant’s liability for all Base Rent, additional rent and other sums specified in this Lease. If there shall be an Event of Default under this Lease and Tenant has vacated the Premises, and if Landlord has terminated this Lease as a result of such Event of Default, then Landlord shall thereafter use commercially reasonable efforts to relet the Premises; provided, however, that Tenant understands and agrees that Landlord’s main priority will be the leasing of other space in the Building (not then leased by Landlord), and the reletting of the Premises will be of a lower priority, and provided further that Landlord shall not be required to lease the Premises for below-market rent. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part of the Premises, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole but reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations under this Lease be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies under this Lease and/or in recovering possession of the Premises and renting the Premises to others from time to time. Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant’s default through the remainder of the Lease Term (including without limitation Base Rent due during the Abatement Extension Period, as applicable), less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth in this Lease and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s default through the end of the scheduled Lease Term (including without limitation Base Rent due during the Abatement Extension Period, as applicable), plus (ii) all expenses (including broker and attorneys’ fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the “Extra Rent”) against Landlord’s damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing in this Lease shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision of this Lease to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

     19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including, without limitation, any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease.
          (b) All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord or Tenant to exercise or enforce any of its respective rights or remedies or the other party’s obligations (except to the extent a time period is specified in this Lease therefor) shall constitute a waiver of any such or subsequent rights, remedies or obligations. Neither party shall be deemed to have waived any default by the other party unless such waiver expressly is set forth in a written instrument signed by the party against whom such waiver is asserted. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
     19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth in this Agreement, nor of any of Landlord’s rights under this Lease. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due under this Lease nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable under this Lease shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.
     19.5 If Tenant fails to do any act required in this Lease to be made or done by Tenant beyond applicable notice and cure periods set forth in this Lease, then Landlord may, but shall not be required to, make such payment or do such act after the expiration of such notice and cure period. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the “Default Rate”) equal to the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due under this Lease; provided, however, that nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.
     19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable, then Tenant shall owe to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due under this Lease without any notice or demand. Notwithstanding the foregoing terms of this Section 19.6, Landlord shall provide Tenant with written notice and a period of five (5) days within which to make such payment before assessing such a late charge the first time in any consecutive twelve (12) month period that Tenant fails to make a payment when due.
     19.7 Landlord agrees that no officer, director or employee of Tenant shall have any personal liability for the performance of Tenant’s obligations set forth in this Lease or of any covenant or agreement set forth in this Lease. If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.
ARTICLE XX
BANKRUPTCY
     20.1 An “Event of Bankruptcy” is the occurrence with respect to Tenant of any of the following: (a) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of Tenant, or the institution of a foreclosure or attachment action upon any property of Tenant; (c) filing by Tenant of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) Tenant making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) Tenant submitting (either before or after execution of this Lease) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of Tenant’s net worth below the net worth of Tenant as of the date hereof. At any time upon not less than five (5) days’ prior written notice, Tenant shall submit such information concerning the financial condition of Tenant and/or any Tenant (unless Tenant is a public entity and such statements are publicly available) as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.
     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (a “Case”) in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of a Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant’s gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.
ARTICLE XXI
SUBORDINATION
     21.1 Subject to Section 21.4 below, this Lease is automatically subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust or ground leases which may now or hereafter encumber the Building (collectively, “Mortgages”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage.
     21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificate or other document. Tenant agrees that in the event any proceedings are brought for the foreclosure of any Mortgage encumbering the Building, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or any deed in lieu obtained. After succeeding to Landlord’s interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.
     21.3 After receiving notice from any person, firm or other entity that it holds a Mortgage on the Building, or the land on which the Building is situated, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. The curing of any of Landlord’s defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord.
     21.4 Landlord agrees to obtain, and Tenant agrees to execute and deliver, a subordination, non-disturbance and attornment agreement (an “SNDA”) from the current and any future holder of a Mortgage secured by the Building on a form provided by such holder subject to such changes as Tenant may reasonably request and are reasonably acceptable to such mortgagee (the “Mortgagee Form”). If such holder and Tenant cannot agree on the Mortgagee Form, the SNDA shall be substantially in the form of Exhibit J attached hereto (the “Prescribed Form”), subject to changes which are necessary to conform such SNDA to the actual facts and state of affairs of the Lease, and ensuring that, regardless of actions or defaults by Landlord or any other party and exercise of remedies by such current or future Mortgage holder, provided that no Event of Default exist under this lease, Tenant shall continue to enjoy all rights and privileges conveyed in this Lease and shall not have its tenancy disturbed. Tenant shall, within ten (10) days after Landlord’s request therefor, execute and deliver such SNDA, and if Tenant fails timely to do so, the same shall constitute an immediate Event of Default. If Landlord is unable to obtain an SNDA on the Mortgagee Form or the Prescribed Form from the current Mortgage holder or any future Mortgage holders within sixty (60) days after such Mortgage holder obtains a valid Mortgage on the Building and such failure is not due to the actions or inactions of Tenant, then the same shall not constitute a default by Landlord under this Lease, and in such event the Lease shall not be subordinate to the applicable Mortgage notwithstanding anything to the contrary in this Lease. Notwithstanding the preceding sentence, if Landlord is unable to obtain an SNDA on the Mortgagee Form or the Prescribed Form from the current Mortgage holder as of the date of this Lease, then Tenant shall have right upon thirty (30) days prior written notice to Landlord to terminate this Lease; provided, however, if Landlord obtains any such SNDA on or before the date that is thirty (30) days after the date Landlord receives such termination notice, then Tenant’s termination will be void and this Lease will automatically remain in full force and effect, and provided further that if Landlord does not obtain any such SNDA on or before the expiration of such preceding thirty (30) day period, and Tenant does not terminate this Lease before the date that is ten (10) business days after the expiration of such thirty (30) day period, Tenant’s right to terminate this Lease under the terms of this Section 21.4 will automatically lapse and be of no further force and effect, and provided even further that once Landlord obtains an SNDA (on the Mortgagee Form or the Prescribed Form) from the current Mortgage Holder as of the date of this Lease, Tenant’s right to terminate this Lease pursuant to the terms of this sentence will automatically lapse and be of no further force and effect.
     21.5 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant’s use of the Premises as permitted in this Lease, (c) do not diminish Tenant’s rights under the terms of this Lease, (d) do not increase Tenant’s obligations under the terms of this Lease, and (e) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) business days after Tenant’s receipt thereof.
     21.6 If (a) the Building, the Premises or both, are at any time subject to a Mortgage, (b) this Lease and rent payable under this Lease is assigned to the holder of the Mortgage, and (c) Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable under this Lease for any default on the part of Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of Landlord, except that (x) such holder shall have at least thirty (30) days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.
ARTICLE XXII
HOLDING OVER
     22.1 If Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion of the Premises upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant under this Lease shall be increased to equal (i) with respect to the first thirty (30) days of such holdover period, one hundred twenty-five percent (125%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period, (ii) with respect to the period commencing on the thirty-first (31st) day of such hold over period until the ninetieth (90th) day of such holdover period, one hundred fifty percent (150%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period, and (iii) with respect to the balance of the holdover period, two hundred percent (200%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained in this Section shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto. In no event shall Tenant be subject to any claim for damages by Landlord unless Tenant has held-over (in whole or in part) more than ninety (90) days (Landlord and Tenant hereby agreeing that the increases in Base Rent set forth in this Section 22.1 are not damages).
ARTICLE XXIII
COVENANTS OF LANDLORD
     23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations under this Lease (subject to applicable notice and cure periods provided for in this Lease), then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.
     23.2 Provided that Tenant’s access to and use of the Premises is not permanently, materially and adversely affected, Landlord reserves the following rights: (a) to change the street address and name of the Building, provided that Landlord shall reimburse Tenant for any costs actually incurred by Tenant in connection with obtaining a reasonable amount of new stationery and business cards; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant’s permitted use of the Premises; (e) to exclusively use (subject to Article XXVI) and/or lease the roof areas, the sidewalks, and other exterior areas on a temporary basis (including for private social functions), subject to Tenant’s rights to use the roof as provided in this Lease; (f) to relocate, for a period of not more than four (4) weeks during any period of repair or maintenance, any parking areas designated for Tenant’s use, provided that any such relocated parking areas shall be within a three (3) block radius of the Building and shall be comparable with the Building’s parking facilities in regards to the size, security and safety offered to Tenant, and further provided that Landlord shall only relocate Tenant’s parking areas on a pro rata basis based on the proportionate number of parking spots used by other tenants of the Building; (h) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (i) to prohibit smoking in the entire Building or portions of the Building (including the Premises), and on the Land so long as such prohibitions are in accordance with applicable law; (j) to institute reasonable security measures and procedures for the Building from time to time, including without limitation the use of metal and/or explosive detectors if the use of such security measures are utilized by a majority of owners of first class office buildings in the downtown business district of the District of Columbia or in the event the Federal (e.g., Department of Homeland Security) or District of Columbia government raises the security or threat levels (e.g., the raising of the national threat level by the Department of Homeland Security), but in no event resulting solely from another tenant’s specific security requirements, and provided that if Landlord institutes the use of such metal and/or explosive detectors, then Landlord shall use commercially reasonable efforts to institute procedures that allow employees of Tenant to bypass such detectors so long as such employees comply with reasonable security measures, including without limitation the displaying of a valid current picture identification clearly evidencing employment with Tenant; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Subject to the other applicable terms and provisions expressly provided in this Lease, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises. Landlord shall exercise commercially reasonable efforts to minimize interference with Tenant’s normal business operations in the Premises.
ARTICLE XXIV
PARKING
     24.1 During the Lease Term (including any extensions thereof), Tenant shall have the right to contract directly with the operator of the Garage (or, Landlord, if there is not a separate Garage operator) for the use of the Parking Permits (on a non-exclusive first-come, first-served basis) for the unreserved parking of standard-sized passenger automobiles in the Garage in an amount equal to the parking allotment provided for in Section 1.14 hereof. The charge for such

Parking Permits shall be the prevailing market rate charged from time to time by the operator of the Garage (or by Landlord, if there is not a separate Garage operator, in which case the prevailing market rate charged by Landlord will be based on the prevailing market rate for similar buildings in the surrounding area). As of the date of this Lease, the current monthly charge for each such Parking Permit is $220. If and to the extent that Tenant does not purchase such monthly Parking Permits (or purchases a portion of, but not all of, such Parking Permits) during the first (1st) month, but thereafter requests to use additional Parking Permits (up to its permitted allotment), Landlord shall cause the Garage operator to make such Parking Permits (up to the parking allotment) available for lease by Tenant no later than the first day of the third calendar month following written request by Tenant; provided that if such request is made on any day other than the first day of a calendar month, the Monthly Contracts shall be available on the first day of the fourth calendar month following written request by Tenant.
     24.2 Tenant shall not assign, sublet or transfer any Parking Permits except in connection with an assignment of sublease permitted under the terms of this Lease. Any other attempted assignment, sublet, or transfer shall be void. Landlord reserves the right for the operator (if any) of the Garage to institute either a valet parking system or a self-parking system. Tenant and its employees shall observe reasonable safety precautions in the use of the Garage and shall at all times abide by all rules and regulations governing the use of the Garage promulgated by Landlord or the Garage operator. Landlord shall have the right to revoke a user’s parking privileges in the event such user fails to abide by the rules and regulations governing the use of the Garage. Tenant shall be prohibited from using the Garage for purposes other than for parking registered vehicles. The storage or repair of vehicles in the Garage shall be prohibited. The Garage will remain open with an attendant Monday through Friday (excluding the holidays observed by the District of Columbia government) during the hours of 7:00 a.m. to 7:00 p.m. on such days. Landlord shall exercise commercially reasonable efforts to keep the Garage open throughout the Lease Term (including any extensions thereof), provided that Landlord reserves the right to close the Garage during periods of unusually inclement weather or for repairs or cleaning. Landlord shall exercise commercially reasonable efforts to provide Tenant with prior written notice of any such repairs or cleaning (except in the case of an emergency), and to perform any such repairs or cleaning outside of Business Hours (except in the case of an emergency). At all times when the Garage is closed (except in the event of emergency), monthly permit holders shall be afforded access to the Garage by means of a proximity or magnetic card or other procedure provided by Landlord or the garage operator. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile, bicycle or personal property in, near or about the Garage, or for any injury sustained by any person in or about the Garage, unless such damage, loss or injury results from Landlord’s gross negligence or willful misconduct. Landlord shall maintain the Garage in accordance with applicable Laws including the ADA (subject to reimbursement pursuant to Article V hereof). Subject to Tenant’s express rights under the terms of this Article XXIV, the Garage operator (or Landlord, if there is not a separate garage operator) may use the Garage for event parking. Landlord shall install bicycle racks in the Garage equipped to accommodate at least thirty (30) bicycles.
ARTICLE XXV
GENERAL PROVISIONS
     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth in this Lease, and no right, privilege, easement or license is being acquired by Tenant except as expressly set forth in this Lease.
     25.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant’s business address after Tenant vacates the Premises.
     25.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Brokers. Landlord acknowledges that Landlord shall pay any commission or fee due to the Brokers pursuant to one or more separate agreements. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s). Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, other than the Broker(s).
     25.4 (a) At any time and from time to time, upon not less than ten (10) business days’ prior written notice, Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement (an “Estoppel”) certifying: (a) whether this Lease is unmodified and in full force and effect (or if there have been modifications, whether this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not, to Tenant’s knowledge, Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) whether this Lease is subject and subordinate to all Mortgages encumbering the Building or the Premises; (f) whether Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); (g) whether to Tenant’s best knowledge and belief Hazardous Materials are at or in the Building or the Premises; (h) whether all or any portion of the Premises have been subleased, assigned or otherwise occupied by a licensee or concessionaire, and the identity (including the address) of such party and the term of such party’s occupancy agreement; and (i) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building, any prospective purchaser of the Building, any holder or prospective holder of a Mortgage or any other person or entity. Notwithstanding anything herein to the contrary, in the event Tenant fails to deliver such written statement within five (5) business days after Landlord delivers notice to Tenant that such written statement is past due, such failure shall constitute an Event of Default hereunder (and no further notice or cure periods shall apply). In addition, Tenant shall, at no cost or expense to Tenant (other than the cost of initially requesting), request any subtenant, assignee, licensee or concessionaire that occupies a full floor of the Building to execute, acknowledge and deliver an Estoppel to Landlord and/or any other person or entity designated by Landlord.
          (b) At any time and from time to time, upon not less than fifteen (15) days’ prior written notice, Landlord shall execute, acknowledge and deliver to Tenant and/or any other person or entity designated by Tenant, a written statement certifying: (a) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not to Landlord’s knowledge Tenant is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Landlord are to be sent; (e) whether this Lease is subject and subordinate to all Mortgages encumbering the Building or the Premises; (f) whether to Landlord’s knowledge Tenant has accepted the Premises and whether all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Tenant may reasonably request.
     25.5 LANDLORD AND TENANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT UNDER THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES (OR ANOTHER VALID ADDRESS IN THE WASHINGTON, D.C. METROPOLITAN AREA THAT TENANT DESIGNATES ON NO LESS THAN TEN (10) BUSINESS DAYS PRIOR WRITTEN NOTICE) AND LANDLORD CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE ADDRESS FOR NOTICES SET FORTH IN SECTION 1.11 OF THIS LEASE; PROVIDED, HOWEVER, THAT NOTHING IN THIS LEASE SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT SUCH LOCATION. LANDLORD AND TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

     25.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (upon refusal or with receipt therefor) on the next business day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Section 21.4. Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.
     25.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law. If the last day to pay any amount (or any amount must be paid on or before a date, then such date) of Base Rent, additional rent or other sums due under the terms of this Lease occurs on a day other than a weekday that is part of Building Hours, then such amount will be due on the next weekday that is part of Building Hours.
     25.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.
     25.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions in this Lease restricting assignment or subletting.
     25.10 This Lease contains and embodies the entire agreement of the parties to this Agreement and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties to this Agreement. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.
     25.11 This Lease shall be governed by the Laws of the District of Columbia. There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.
     25.12 Headings are used for convenience and shall not be considered when construing this Lease.
     25.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.
     25.14 Time is of the essence with respect to each of Tenant’s and Landlord’s obligations under this Lease.
     25.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

     25.16 Neither this Lease nor a memorandum thereof shall be recorded.
     25.17 The rentable area in the Building and in the Premises shall be determined by Landlord’s architect in accordance with the Building Owners and Managers Association (BOMA) Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996).
     25.18 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof.
     25.19 Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination. Landlord’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.
     25.20 Except (i) with respect to Landlord, its obligations pursuant to Sections 3.2, 9.2 and 14.3 and Article XVII of this Lease and (ii) with respect to Tenant, its obligations to pay rent and other sums due under this Lease, for which the following shall not apply, if Landlord or Tenant is in any way delayed, interrupted or prevented from performing any obligation due to fire, act of God, act of terrorism, governmental act or failure to act, national emergency, strike, labor dispute, unusual delay in transportation, inability to procure materials, adverse weather conditions not reasonably anticipatable, or any cause beyond Landlord’s or Tenant’s (as applicable) reasonable control (whether similar or dissimilar to the foregoing events) (a “Force Majeure Event”), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.
     25.21 Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.
     25.22 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.
     25.23 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and access cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.
     25.24 Tenant and the person executing and delivering this Lease on Tenant’s behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the District of Columbia, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.
     25.25 Landlord and the person executing and delivering this Lease on Landlord’s behalf each represents and warrants that such person is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the District of Columbia, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.
     25.26 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.
     25.27 Intentionally omitted.

     25.28 This Lease, for purposes of applicable law, shall be deemed a deed of lease executed under seal.
     25.29 Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.
     25.30 Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.
     25.31 Tenant shall, upon Landlord’s request, deliver to Landlord Tenant’s most-current financial statements, audited by a certified public accountant (if available, and if not available, certified by Tenant’s chief financial officer), for the fiscal year ending in the previous calendar year stating, among other things, Tenant’s revenues and net income. Tenant warrants that all such financial information heretofore and hereafter submitted is and shall be correct and complete in all material respects and present fairly, in all material respects, its financial position in conformity with generally accepted accounting principles. Notwithstanding the foregoing, this Section 25.31 shall not apply so long as Tenant’s financial statements remain available for review by the general public.
     25.32 In the event either Landlord or Tenant takes legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, without limitation, reasonable attorneys’ fees and court costs).
ARTICLE XXVI
COMMUNICATIONS EQUIPMENT & GENERATOR
     26.1 (a) Subject to the satisfaction, in Landlord’s reasonable judgment, of all of the conditions set forth in this Article, Tenant shall have the right to use throughout the Lease Term (including any extensions thereof) reasonable portion of the roof area, at no additional rental cost, to install and maintain, at Tenant’s sole expense, one (1) communications antenna/dish (or reasonable future substitutions to reflect changes in technology), and one (1) dish for television service (collectively, the “Communications Equipment”) on the roof of the Building for use in connection with Tenant’s business in the Premises. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Communications Equipment unless (I) Tenant’s Communications Equipment shall not interfere with any other satellite dish or antenna of any other current tenant in the Building as of the date of this Lease (with Landlord hereby agreeing to use commercially reasonable efforts to assist Tenant in identifying an appropriate location on the roof for Tenant’s Communications Equipment), (II) such Communications Equipment conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (the “Communications Equipment Drawings”), which Communications Equipment Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, (III) Landlord approves, which approval shall not be unreasonably conditioned, withheld or delayed, the size, capacity, power, location and proposed placement and method of installation of such Communications Equipment, and (IV) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Communications Equipment upon the Building. Tenant, at Landlord’s discretion, shall cause the Communications Equipment to be painted in a nonmetallic paint to match the materials on the roof. In addition, Tenant shall not be permitted to install the Communications Equipment unless (i) Tenant contracts with Landlord’s roofing contractor to retain the warranties and guaranties for the roof to the extent that Landlord will lose the warranties and guaranties with respect to the roof, (ii) Landlord approves, in writing, any such effect on the Building’s structure or service systems or any such structural alteration, which approval may be granted or withheld by Landlord in its sole discretion, and (iii) Tenant pays the cost of any structural support or alterations necessary to secure the Communications Equipment to the Building. The Communications Equipment shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense. On or prior to the expiration or earlier termination of the Lease Term, the Communications Equipment shall be removed from the roof of the Building at Tenant’s sole cost and expense and that portion of the roof of the Building that has been affected by the Communications Equipment shall be returned to the condition it was in prior to the installation of the Communications Equipment; provided, however, if the Lease Term is terminated prior to the scheduled expiration of the Lease Term (with a termination pursuant to Article XXX being deemed a scheduled expiration), then Tenant shall have an additional fifteen (15) business days to remove the Communications Equipment in accordance with the terms of this Lease (as if the Lease was not terminated), including all restoration obligations. Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant’s use of the Communications Equipment and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant’s installation, operation, maintenance and removal of the Communications Equipment.
          (b) Except as shown on the Communications Equipment Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Communications Equipment without Landlord’s prior written approval of such modification and the plans therefor, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Landlord’s managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from Tenant’s use of the Communications Equipment and/or the conduits to connect the Premises to the Communications Equipment. In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant’s use of the conduits to connect the Premises to the Communications Equipment.
          (c) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Communications Equipment. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable party, including federal, state, county or other local governing authorities for the Communications Equipment, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.
          (d) Landlord makes no representations or warranties concerning the suitability of the roof of the Building for the installation operation, maintenance and repair of the Communications Equipment, Tenant having satisfied itself concerning such matters. Tenant shall not have access to the Communications Equipment without Landlord’s prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations under this Lease only and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including, without limitation, rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative and Tenant’s agreement to reimburse Landlord for costs incurred by Landlord to make Landlord’s representative available to accompany Tenant if after normal business hours.
          (e) Upon at least thirty (30) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Communications Equipment, if in Landlord’s opinion the Communications Equipment is interfering with any other satellite dish or antenna of any other tenant in the Building occupying a portion of the Building as of the date of this Lease. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such Communications Equipment; provided, however, that if Landlord requires that such Communications Equipment be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (1) the same line of sight for such Communications Equipment as was available prior to such relocation, or (2) a line of sight for such Communications Equipment which is functionally equivalent to that available prior to such relocation.
          (f) By granting Tenant the rights under this Section, Landlord makes no representation as to the legality of such Communications Equipment or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Communications Equipment, Tenant shall remove or relocate the same at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.
     26.2 (a) Subject to the satisfaction, in Landlord’s reasonable judgment (except as expressly set forth to the contrary), of all of the conditions set forth in this Article, Tenant shall have the right to install and use throughout the Lease Term (including any extensions thereof) one (1) electrical generator (collectively, the “Generator”) in a location, size and capacity acceptable to Landlord in its sole but reasonable discretion, which location may include, without limitation, on the roof of the Building, in the alley behind the Building or adjacent to the loading dock for the Building for use in connection with Tenant’s business in the Premises. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Generator unless (I) Tenant’s Generator shall not interfere with any other tenant in the Building (with Landlord hereby agreeing to use commercially reasonable efforts to assist Tenant in identifying an appropriate location for Tenant’s Generator), (II) such Generator conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (the “Generator Drawings”), which Generator Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, provided that Landlord may condition approval upon the construction and installation of appropriate sound and/or vibration-dampening improvements, (III) Landlord approves, which approval shall not be unreasonably conditioned, withheld or delayed, the proposed placement and method of installation of such Generator, and (IV) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Generator. Tenant, at Landlord’s discretion, shall cause the Generator to be painted in a nonmetallic paint to match the materials on the colors of the adjacent improvements. In addition, Tenant shall not be permitted to install the Generator unless (i) if installed on the roof, Tenant contracts with Landlord’s roofing contractor to retain the warranties and guaranties for the roof to the extent that Landlord will lose the warranties and guaranties with respect to the roof, (ii) Landlord approves, in writing, any such effect on the Building’s structure or service systems or any such structural alteration, which approval may be granted or withheld by Landlord in its sole discretion, and (iii) Tenant pays the cost of any structural support or alterations necessary to secure the Generator to the Building. The Generator shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense. At Landlord’s sole option, on or prior to the expiration or earlier termination of the Lease Term, the Generator shall be removed from the Building (or property, as applicable) at Tenant’s sole cost and expense and that portion of the Building (or property, as applicable) that has been affected by the Generator shall be returned to the condition it was in prior to the installation of the Generator; provided, however, if the Lease Term is terminated prior to the scheduled expiration of the Lease Term (with a termination pursuant to Article XXX being deemed a scheduled expiration), then Tenant shall have an additional fifteen (15) business days to remove the Generator in accordance with the terms of this Lease (as if the Lease was not terminated), including all restoration obligations. Tenant shall pay all fees, usage charges and hookup and disconnection fees associated with Tenant’s use of the Generator and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant’s installation, operation, maintenance and removal of the Generator.
          (b) Except as shown on the Generator Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Generator without Landlord’s prior written approval of such modification and the plans therefor, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Landlord’s managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from Tenant’s use of the Generator and/or the conduits to connect the Premises to the Generator and/or the fuel lines to connect the Generator to a fuel source. In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant’s use of the conduits to connect the Premises to the Generator.
          (c) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Generator. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable party, including federal, state, county or other local governing authorities for the Generator, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.
          (d) Landlord makes no representations or warranties concerning the suitability of the roof, Building, loading dock, or adjacent property for the installation operation, maintenance and repair of the Generator, Tenant having satisfied itself concerning such matters. Tenant shall not have access to the Generator without Landlord’s prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations under this Lease only and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including, without limitation, rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative and Tenant’s agreement to reimburse Landlord for costs incurred by Landlord to make Landlord’s representative available to accompany Tenant if after normal business hours.
          (e) Upon at least thirty (30) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Generator, if in Landlord’s opinion the Generator is interfering with any other tenant in the Building. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Section.
          (f) By granting Tenant the rights under this Section, Landlord makes no representation as to the legality of such Generator or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Generator, Tenant shall remove or relocate the same at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.
     26.3 The Generator and the Communications Equipment may be used by Tenant only in the conduct of Tenant’s customary business in the Premises and shall not be made available by Tenant for use by any other tenant in the Building. No assignee or subtenant (other than a Permitted Transferee) or any other tenant in the Building shall have any rights pursuant to this Article.
     26.4 Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment and Generator.

Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment or Generator except for physical damage caused by Landlord’s gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for any Communications Equipment placed on the roof and/or on or in the penthouse (if any) of the Building to receive or transmit signals. The operation of the Communications Equipment and the Generator shall be at Tenant’s sole and absolute risk. Tenant’s use and operation of the Communications Equipment and Generator shall at all times be in compliance with all Laws, including without limitation any rules or regulations of the Federal Communications Commission.
ARTICLE XXVII
OPTIONS TO RENEW
     27.1 Landlord hereby grants to Tenant the right, exercisable at Tenant’s option, to renew the term of this Lease for up to two (2) additional periods, each of five (5) years (each, a “Renewal Term”), for a maximum renewal period not to exceed ten (10) years. If exercised, and if the conditions applicable thereto have been satisfied, each Renewal Term shall commence immediately following the end of the initial Lease Term provided in Section 3.1 of this Lease or the then current Renewal Term, as applicable. The right of renewal granted in this Lease to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions of this Article XXVII.
     27.2 If Tenant elects to exercise its right of renewal with respect to any Renewal Term, at its option, Tenant shall exercise such right by giving Landlord written notice of the exercise thereof (each, “Tenant’s Renewal Notice”) not less than thirteen (13) months and fifteen (15) days prior to the expiration of the then-current Lease Term (as such Lease Term may have been previously extended in accordance with this Article XXVII). In the event that Tenant’s Renewal Notice is not given in a timely manner, Tenant’s right of renewal with respect to all Renewal Terms shall lapse and be of no further force or effect. Within fifteen (15) days after Landlord’s timely receipt of Tenant’s Renewal Notice, Landlord shall provide Tenant with Landlord’s determination of the annual base rent for the Premises being renewed, the escalation factor, lease concessions (if any) and additional rent (collectively, the “Renewal Economic Terms”) that shall be applicable during the applicable Renewal Term. The parties shall have thirty (30) days after Tenant’s receipt of Landlord’s determination in which to agree on the Renewal Economic Terms applicable during the applicable Renewal Term. The parties shall attempt to agree upon an annual base rent payable during the first year of the applicable Renewal Term which would equal the applicable market rent, as well as the remainder of the Renewal Economic Terms. Among the factors to be considered by the parties during such negotiations shall be the general office rental market for office buildings of comparable quality, size, age and location (“Comparable Buildings”) in the vicinity of the Building (“Market Area”), including equitable adjustments for any leasing concessions for renewals of leases (concessions for new leases shall not be considered), base rental rates for renewals of leases, leasehold improvements for renewals of leases, including allowances and build-out periods (leasehold improvements for new leases shall not be considered) and brokerage fees which are then prevalent for Comparable Buildings in the Market Area, but are not to be included in the Renewal Economic Terms for the applicable Renewal Term and other then relevant market factors. If during such thirty (30)-day period the parties are unable, for any reason whatsoever, to agree on the Renewal Economic Terms for the applicable Renewal Term, then Tenant shall have the right to terminate its option to renew by delivery of written notice to Landlord within two (2) business days after the expiration of such thirty (30) day period, in which case Tenant’s rights under this Article XXVII shall automatically lapse and be of no further force and effect. If Tenant does not or fails to deliver such termination notice to Landlord within two (2) business days after the expiration of such thirty (30) day period, then the following shall apply:
          (a) Landlord and Tenant shall, within ten (10) days after the expiration of the foregoing thirty (30)-day period, each appoint a disinterested licensed real estate broker who shall (i) be licensed as a broker in the District of Columbia, (ii) have at least ten (10) years of experience in commercial real estate leasing in the District of Columbia, (iii) have particular and current experience in the first-class office market in the Market Area, and (iv) be recognized within the field as being reputable and ethical (collectively, an “Appraiser”), provided, however, in no event shall any Appraiser be a broker that either Landlord or Tenant (including any parent company, subsidiary or affiliate of either Landlord or Tenant) has engaged pursuant to a written agreement during the five (5) year period prior to appointment of such Appraiser. Each party shall give written notice to the other within such ten (10) day period. If either Landlord or Tenant shall fail timely to appoint an Appraiser, then the single Appraiser appointed by one party shall proceed to make the determination of the Renewal Economic Terms, in accordance with the terms and conditions therefor set forth in the preceding paragraph of this Section 27.2. Such Appraisers (or Appraiser) shall, within fifteen (15) days after the appointment of the last of them to be timely appointed, complete their written determinations of the Renewal Economic Terms in accordance with the terms and conditions therefor set forth in the preceding paragraph of this Section 27.2, and furnish the same to Landlord and Tenant. Each party shall pay the fees and costs of the Appraiser appointed by it (however, if only one Appraiser is timely appointed, the parties shall share the fees and costs of such Appraiser equally).
          (b) If the valuations taken as a whole vary by five percent (5%) or less of the higher value, then the Renewal Economic Terms shall be the average of the two valuations. If the valuations (taken as a whole) vary by more than five percent (5%) of the higher value, the two Appraisers shall within ten (10) days after submission of the last appraisal report, appoint a third disinterested Appraiser who shall meet all the criteria set forth in this Section as an Appraiser with the same qualifications set forth for the original two Appraisers described above. Such third Appraiser shall, within fifteen (15) days after the appointment, make a determination of the Renewal Economic Terms and submit an appraisal report to Landlord and Tenant. If the determination by such third Appraiser is between the two previous determinations, then the Renewal Economic Terms applicable to the applicable Renewal Term shall be as set forth in the report from the third Appraiser; but if the determination by such third Appraiser is not between the two previous determinations, then the Renewal Economic Terms applicable to the Renewal Term shall be the average of the two (2) closest valuations. All fees and costs incurred in connection with the determination of the Renewal Economic Terms by the third Appraiser shall be paid one half by Landlord and one half by Tenant.
     27.3 Within fifteen (15) business days after determination of the Economic Terms in accordance with this Article, Landlord and Tenant each shall endeavor in good faith to draft and execute an amendment to this Lease which shall state the terms so agreed upon and modify any of the other terms of this Lease only as may be necessary to reflect the terms of such renewal.
     27.4 Notwithstanding anything set forth in this Lease to the contrary, if an Event of Default exists under this Lease on the date Tenant’s Renewal Notice is given to Landlord or at any time thereafter prior to commencement of the applicable Renewal Term there remains an uncured Event of Default (Landlord being under no obligation to accept a cure), then, at Landlord’s option, the applicable Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then-current Lease Term.
     27.5 Tenant’s right of renewal under this Article XXVII may at all times be fully exercised by and assignable to only a Permitted Transferee that has assumed all of Tenant’s obligations under this Lease in its entirety. Except as otherwise expressly permitted in the immediately preceding sentence, Tenant’s right of renewal under this Article XXVII shall not be exercised by any other transferee, sublessee or other assignee of Tenant.
     27.6 Tenant’s right of renewal under this Article XXVII is only applicable to the entire Premises being leased by Tenant at the time of Tenant’s Renewal Notice and not for any portion thereof.
ARTICLE XXVIII
EXPANSION OPTIONS
     28.1 Intentionally Omitted.
     28.2 (a) Tenant shall have the right to lease on the then-current terms and conditions set forth in this Lease for the Premises (i.e., at the then-current Base Rent (as escalated from time to time) on a per rentable square foot basis and coterminous with the Lease Term for the initial Premises) an additional, and approximately, Six Thousand (6,000) rentable square feet in the Building (the “First Expansion Space”). The First Expansion Space will first be located in the Massachusetts Ave. wing of the Building on the fifth (5th) floor, or if Tenant is then leasing all of the fifth (5th) floor or if the fifth (5th) floor will not accommodate all of the First Expansion Space due to Tenant’s leasing of the balance of such floor, then the First Expansion Space (or the balance thereof not located on the fifth (5th) floor, as applicable) will be located in the Massachusetts Ave. wing of the Building on the fourth (4th) floor. The First Expansion Space shall be delivered by Landlord, and accepted by Tenant, in its as-is condition and not subject to the requirements of Schedule I of Exhibit B. So long as the First Expansion Space has remained unleased since the date of this Lease, Tenant shall have until September 1, 2009 to provide written notice to Landlord of Tenant’s irrevocable election to lease the First Expansion Space on August 1, 2010. In the event that Landlord leases any of the First Expansion Space (which Landlord shall have the right to do subject to Sections 28.4 and 28.5 of this Lease) to a third party, Landlord shall cause any lease for such portion of the First Expansion Space to terminate or expire pursuant to the terms of the applicable lease between August 1, 2010 and August 1, 2011 and Landlord shall provide written notice to Tenant, within thirty (30) days of signing a lease for such space with a third party, of the date (the “First Expansion Space Availability Date”) upon which such portion of the First Expansion Space will become available for lease by Tenant and Tenant shall provide written notice to Landlord not later than eleven (11) months prior to the First Expansion Space Availability Date of Tenant’s irrevocable election to lease the First Expansion Space. If Tenant properly and timely elects to lease the First Expansion Space, Landlord shall have the right, in its sole discretion and subject to the provisions of this Section 28, to determine the date for delivery (which will occur during the period between (and including) August 1, 2010 and August 1, 2011) and location of the First Expansion Space (subject to the terms of this Section). The actual amount of the rentable square feet in the First Expansion Space (subject to the terms of this Section) will be promptly determined by Landlord’s architect using the same method of determination as the determination of the initial Premises, subject to prompt verification by Tenant’s architect. In the event Tenant fails to provide written notice to Landlord of its election to lease the First Expansion Space as required pursuant to this Section, the right to lease the First Expansion Space set forth in this Section shall automatically lapse and be of no further force or effect.
          (b) If Tenant leases the First Expansion Space in accordance with the terms of this Section, Landlord shall provide Tenant with a tenant improvement allowance for the First Expansion Space, on a per rentable square foot basis, based on the applicable month of the Lease Year in which the First Expansion Space will be delivered to Tenant as follows: (i) if delivered in the first Lease Year, an amount of Fifty Dollars and No Cents ($50.00) per rentable square foot; (ii) if delivered in the second Lease Year, an amount of Forty-Five Dollars and No Cents ($45.00) per rentable square foot; (iii) if delivered in the third Lease Year, an amount of Forty Dollars and No Cents ($40.00) per rentable square foot; (iv) if delivered in the fourth Lease Year, an amount of Thirty-Five Dollars and No Cents ($35.00) per rentable square foot; (v) if delivered in the fifth Lease Year, an amount of Thirty Dollars and No Cents ($30.00) per rentable square foot; and (vi) if delivered in the sixth Lease Year, an amount of Twenty-Five Dollars and No Cents ($25.00) per rentable square foot, provided that the tenant improvement allowances set forth in this Section 28.2(b) for each Lease Year shall be further pro rated and decreased by Forty-One and Seven Tenths Cents ($0.417) each month during such Lease Year based on the date the First Expansion Space will be delivered to Tenant (by way of example only, if the space is delivered in the last month of the First Lease Year, the tenant improvement allowance would be $45.42 ($50 — (11 months * $0.417)). This tenant improvement allowance will also be subject to and paid by Landlord in accordance with the terms of Exhibit B; provided, however, notwithstanding anything to the contrary, Tenant shall not have the right to all or any portion of the Additional Allowance with respect to the First Expansion Space.
          (c) The commencement date (the date upon which Tenant is obligated to commence paying Base Rent and additional rent) for the First Expansion Space shall be the earlier to occur of: (a) the date Tenant commences beneficial occupancy of any portion of the First Expansion Space; or (b) three (3) months after Landlord delivers the First Expansion Space to Tenant in its as-is condition as stated above. If Landlord does not deliver possession of the First Expansion Space because another tenant or occupant fails to vacate such space, Tenant’s election to lease such space will not be void or voidable and Landlord shall not have any liability whatsoever, except that Landlord agrees to use ongoing commercially reasonable efforts to cause such tenant or occupant to vacate such space, provided that Tenant shall have the right to void its election to lease the First Expansion Space by written notice to Landlord if such space is not delivered to Tenant within one hundred eighty (180) days of the First Expansion Space Availability Date, and provided further that if at any time Tenant commences beneficial occupancy of any portion of the First Expansion Space, then Tenant’s right to void its election will automatically lapse and be of no further force and effect. Tenant will be deemed to have commenced beneficial occupancy of the First Expansion Space when Tenant conducts business in the First Expansion Space. If such other tenant or occupant fails to timely vacate such space, then if and to the extent Landlord actually receives any hold-over rent (above any base rent and reimbursements of expenses) from such tenant resulting from such failure to vacate (the “Other Tenant Holdover Rent”), then within thirty (30) days after Landlord delivers and Tenant accepts the First Expansion Space, Landlord shall deliver to Tenant, after deducting all of its out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Landlord in causing such occupant to vacate the premises, fifty percent (50%) of such Other Tenant Holdover Rent. Promptly after the commencement date for the First Expansion Space is ascertained, Landlord and Tenant shall execute the certificate confirming such in substantially the form attached hereto as Exhibit D.
          (d) If Tenant does not exercise its rights set forth in this Section, Tenant shall not forfeit any of its other rights set forth in Article XXVIII of this Lease.
          (e) Notwithstanding anything in this Section to the contrary, if an Event of Default exists under this Lease on the date Tenant provides notice of its election to lease the First Expansion Space or at the commencement of the lease for the First Expansion Space there is an uncured Event of Default (Landlord being under no obligation to accept a cure), then, at Landlord’s option, Tenant’s right to lease the First Expansion Space shall lapse and be of no further force or effect.
     28.3 (a) Tenant shall have the right to lease on the then-current terms and conditions set forth in this Lease for the Premises (i.e., at the then-current Base Rent (as escalated from time to time) on a per rentable square foot basis and coterminous with the Lease Term for the initial Premises (with the same rights granted to Tenant herein, subject to the terms of this Section 28.3, with respect to the Premises, other than the Additional Allowance) an additional, and approximately, Eleven Thousand Five Hundred (11,500) rentable square feet in the Building (the “Second Expansion Space”). The Second Expansion Space will be located in the Massachusetts Ave. wing of the Building on the fifth (5th) floor, or if Tenant is then leasing all of the fifth (5th) floor or if the fifth (5th) floor will not accommodate all of the Second Expansion Space due to Tenant’s leasing of the balance of such floor, then the Second Expansion Space (or the balance thereof not located on the fifth (5th) floor, as applicable) will be located in the Massachusetts Ave. wing of the Building on the fourth (4th) floor. If, and to the extent that the Second Expansion Space is on a floor upon which Tenant is leasing space prior to Tenant exercising its rights under the terms of this Section 28.2(a), then the applicable portion of the Second Expansion Space on such floor will be contiguous to such space currently leased by Tenant on such floor notwithstanding the foregoing specified location in the Massachusetts Ave. wing of the Building. The Second Expansion Space shall be delivered by Landlord, and accepted by Tenant, in its as-is condition and not subject to the requirements of Schedule I of Exhibit B. So long as the Second Expansion Space remains unleased, Tenant shall have until September 1, 2009 to provide written notice to Landlord of Tenant’s irrevocable election to lease the Second Expansion Space on August 1, 2010 and, in the event that Landlord leases any of the Second Expansion Space (which Landlord shall have the right to do from time to time subject to Sections 28.4 and 28.5 of this Lease) to a third party, Landlord shall cause any lease for such portion of the Second Expansion Space to terminate or expire pursuant to the terms of the applicable lease between August 1, 2010 and August 1, 2013 and Landlord shall provide written notice to Tenant, within thirty (30) days of signing a lease with a third party, of the date (the “Second Expansion Space Availability Date”) upon which such portion of the Second Expansion Space will become available for lease by Tenant and Tenant shall provide written notice to Landlord not later than eleven (11) months prior to the Second Expansion Space Availability Date of Tenant’s irrevocable election to lease the Second Expansion Space. If Tenant properly and timely elects to lease the Second Expansion Space, Landlord shall have the right, in its sole discretion, to determine the date for delivery (which date shall not be more than six (6) months after the Second Expansion Space Availability Date) and location of the Second Expansion Space (subject to the terms of this Section). The actual amount of the rentable square feet in the Second Expansion Space will be promptly determined by Landlord’s architect using the same method of determination as the determination of the initial Premises and subject to prompt verification by Tenant’s architect. In the event Tenant fails to provide written notice to Landlord of its election to lease the Second Expansion Space as required pursuant to this Section, the right to lease the Second Expansion Space set forth in this Section shall automatically lapse and be of no further force or effect.

          (b) If Tenant leases the Second Expansion Space in accordance with the terms of this Section, Landlord shall provide Tenant with a tenant improvement allowance for the Second Expansion Space, on a per rentable square foot basis, based on the applicable month of the Lease Year in which the Second Expansion Space will be delivered to Tenant as follows: (i) if delivered in the first Lease Year, an amount of Fifty Dollars and No Cents ($50.00) per rentable square foot; (ii) if delivered in the second Lease Year, an amount of Forty-Five Dollars and No Cents ($45.00) per rentable square foot; (iii) if delivered in the third Lease Year, an amount of Forty Dollars and No Cents ($40.00) per rentable square foot; (iv) if delivered in the fourth Lease Year, an amount of Thirty-Five Dollars and No Cents ($35.00) per rentable square foot; (v) if delivered in the fifth Lease Year, an amount of Thirty Dollars and No Cents ($30.00) per rentable square foot; (vi) if delivered in the sixth Lease Year, an amount of Twenty-Five Dollars and No Cents ($25.00) per rentable square foot; (vii) if delivered in the seventh Lease Year, an amount of Twenty Dollars and No Cents ($20.00) per rentable square foot; and (viii) if delivered in the eighth Lease Year, an amount of Fifteen Dollars and No Cents ($15.00) per rentable square foot, provided that the tenant improvement allowances set forth in this Section 28.3(b) for each Lease Year shall be further pro rated and decreased by Forty-One and Seven Tenths Cents ($0.417) each month during such Lease Year based on the date the Second Expansion Space will be delivered to Tenant (by way of example only, if the space is delivered in the last month of the First Lease Year, the tenant improvement allowance would be $45.42 ($50 — (11 months * $0.417)). This tenant improvement allowance will also be subject to and paid by Landlord in accordance with the terms of Exhibit B; provided, however, notwithstanding anything to the contrary, Tenant shall not have the right to all or any portion of the Additional Allowance with respect to the Second Expansion Space.
          (c) The commencement date (the date upon which Tenant is obligated to commence paying Base Rent and additional rent) for the Second Expansion Space shall be the earlier to occur of: (a) the date Tenant commences beneficial occupancy of any portion of the Second Expansion Space; or (b) three (3) months after Landlord delivers the Second Expansion Space to Tenant in its as-is condition as stated above. If Landlord does not deliver possession of the Second Expansion Space because another tenant or occupant fails to vacate such space, Tenant’s election to lease such space will not be void or voidable and Landlord shall not have any liability whatsoever, however, Landlord agrees to use ongoing commercially reasonable efforts to cause such tenant or occupant to vacate such space and provided that Tenant shall have the right to void its election to lease the Second Expansion Space if the same is not delivered to Tenant within one hundred and eighty (180) days of the Second Expansion Space Availability Date, and provided further that if any time Tenant commences beneficial occupancy of any portion of the Second Expansion Space, then Tenant’s right to void its election will automatically lapse and be of no further force and effect. Tenant will be deemed to have commenced beneficial occupancy of the Second Expansion Space when Tenant conducts business in the Second Expansion Space. If such other tenant or occupant fails to timely vacate such space, then if and to the extent Landlord actually receives any hold-over rent (above any base rent and reimbursements of expenses) from such tenant resulting from such failure to vacate (the “Remaining Tenant Holdover Rent”), then within thirty (30) days after Landlord delivers and Tenant accepts the Second Expansion Space, Landlord shall deliver to Tenant, after deducting all of its out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Landlord in causing such occupant to vacate the premises, fifty percent (50%) of such Remaining Tenant Holdover Rent. Promptly after the commencement date for the Second Expansion Space is ascertained, Landlord and Tenant shall execute the certificate confirming such in substantially the form attached hereto as Exhibit D.
          (d) If Tenant does not exercise its rights set forth in this Section, Tenant shall not forfeit any of its other rights set forth in Article XXVIII of this Lease.
          (e) Notwithstanding anything in this Section to the contrary, if an Event of Default exists under this Lease on the date Tenant provides notice of its election to lease the Second Expansion Space or at the commencement of the lease for the Second Expansion Space there is an uncured Event of Default (Landlord being under no obligation to accept a cure), then, at Landlord’s option, Tenant’s right to lease the Second Expansion Space shall lapse and be of no further force or effect.
     28.4 (a) Following the Lease Commencement Date, Tenant shall have the right under this Section 28.4(a) during the Lease Term (as may be renewed pursuant to Section 27.1), provided this Lease is in full force and effect and no Event of Default remains uncured at the time Tenant provides Landlord with notice of Tenant’s intention to exercise the following right, to lease all additional space in the Building that Landlord elects to lease to an unaffiliated third party following receipt of a bona fide offer from such unaffiliated third party (the “First Refusal Space”); provided, however, that (x) Tenant’s rights under the terms of this Section 28.4 are subject to Landlord’s rights under Section 28.12, and (y) such First Refusal Space shall only include the additional space in the Building that is on the second (2nd), third (3rd), fourth (4th) and fifth (5th) floor of the Building (collectively, the “Vacant Space”), subject to and in accordance with the following terms and conditions:
          (b) Landlord shall promptly notify Tenant of the receipt by Landlord of a bona fide offer to lease any portion of the First Refusal Space by a third party, which offer contains economic terms which are acceptable to Landlord (“Landlord’s Available Space Notice”), which Landlord’s Available Space Notice shall identify the size and location of the available First Refusal Space. Landlord’s Available Space Notice shall specify all of the terms and conditions upon which Landlord is willing to lease such First Refusal Space to such third party, including, without limitation, the annual base rent, escalation factor, lease concessions (if any), additional rent and tenant improvement allowance (collectively, the “ROFR Economic Terms”) for the First Refusal Space.
          (c) Tenant shall have a period of five (5) business days following receipt of Landlord’s Available Space Notice to notify Landlord in writing if Tenant elects to lease the First Refusal Space (each such election, “Tenant’s ROFR Notice”). If Tenant does not agree upon the ROFR Economic Terms proposed by Landlord, then Landlord shall have the right to lease the applicable First Refusal Space to any third party, provided the same terms and conditions of such lease equal at least ninety percent (90%) of the net effective terms and conditions of the ROFR Economic Terms proposed by Landlord, and any further rights of Tenant to lease such First Refusal Space will automatically lapse and be of no further force or effect; provided, however, that if Landlord has not executed a lease for the applicable First Refusal Space with a third party upon terms and conditions equaling at least ninety percent (90%) of the net effective terms and conditions of the ROFR Economic Terms as the ROFR Economic Terms proposed by Landlord within one hundred eighty (180) days of providing Tenant with Landlord’s Available Space Notice, Landlord shall re-offer the First Refusal Space to Tenant upon the terms and conditions set forth in this Section promptly upon Landlord’s receipt of another bona fide offer to lease the First Refusal Space by a third party, which offer contains economic terms which are acceptable to Landlord.
          (d) If Tenant leases any First Refusal Space under this Section, Landlord shall deliver possession of the First Refusal Space to Tenant as outlined in the ROFR Economic Terms proposed by Landlord, and the term with respect to such First Refusal Space shall be coterminous with the Lease Term then remaining for the balance of the Premises. Tenant’s right of first refusal pursuant to this Section shall not apply during the last two (2) years of the Lease Term or the last two (2) years of any renewal term. Landlord shall incur no liability, and the expiration date of the term for which the First Refusal Space is leased shall not be extended, if Landlord is unable to deliver possession of the First Refusal Space to Tenant due to any holdover, tenant’s refusal to vacate, or for any other reason. Any First Refusal Space leased by Tenant under this Section shall be subject to all of the terms and conditions of this Lease applicable to the initial Premises, except that the ROFR Economic Terms shall be applicable thereto as determined in accordance with the foregoing provisions of this Section.
          (e) In no event shall Tenant have the right to lease less than all of the First Refusal Premises designated by Landlord.
          (f) Notwithstanding anything in this Section to the contrary, if an Event of Default exists under this Lease on the date Tenant’s ROFR Notice is given to Landlord or at the commencement of the lease for the First Refusal Premises there is an uncured Event of Default (Landlord being under no obligation to accept a cure), then, at Landlord’s option, Tenant’s right to lease the First Refusal Premises shall lapse and be of no further force or effect.
          (g) Tenant’s right of first refusal for the First Refusal Space shall only apply to the Vacant Space. In addition, if any portion of the Vacant Space is leased to a third party lessee on or subsequent to the date hereof, then Tenant’s right of first refusal for such Vacant Space provided by this Section 28.4 shall lapse and be of no further force or effect.

     28.5 Provided this Lease is in full force and effect and no Event of Default remains uncured at the time Tenant provides Landlord with notice of Tenant’s intention to exercise the following right, Landlord agrees that Tenant shall have the right, at any time and from time to time during the Lease Term, to lease any additional space (subject to Landlord’s right to initially lease such space and any renewal rights initially granted to such tenants) in the Building (the “Additional Space”) upon the expiration (or earlier termination) of the then current tenant’s lease of such space, subject to the following terms and conditions:
          (a) Landlord shall notify Tenant of the availability of the Additional Space not more than twelve (12) months prior to the date on which such Additional Space shall become available.
          (b) For a period of fifteen (15) business days after receipt of any such notice from Landlord, Tenant shall have the right to exclusively negotiate with Landlord to lease the Additional Space from Landlord upon business terms and conditions that are generally consistent with market rent for comparable space in comparable buildings in the District of Columbia, neither Landlord nor Tenant being obligated to enter into a lease for such space. The terms pursuant to which Landlord would be willing to enter into a lease for such space, regardless of whether Landlord and Tenant actually enter into such a lease are the “Landlord Proposed Terms”.
          (c) If Landlord and Tenant do not enter into a written agreement to lease the Additional Space within the fifteen (15) business day period provided in Section 28.5(b) above, then Tenant’s rights under this Section shall be null and void and of no further force or effect and Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion. Notwithstanding the foregoing terms of this Subsection (c), if Landlord does not enter into a lease for the Additional Space within one hundred eighty (180) days after the end of the foregoing fifteen (15) business day negotiation period, then if the Landlord intends to offer the space to a third party on monetary terms that are less than ninety percent (90%) of the net effective terms (taking into consideration the rent and other monetary components, such as tenant improvement allowances and rent abatements) identified in the Landlord Proposed Terms, then prior to leasing the Additional Space to such third party, Landlord will again notify Tenant of the availability of such Additional Space and for a period of ten (10) business days after receipt of such notice, Tenant shall again have the right to exclusively negotiate with Landlord to lease the Additional Space, but neither Landlord nor Tenant will be obligated to enter into a lease for such space; thereafter, Landlord may lease the Additional Space to any party on any terms Landlord determines in its sole discretion.
          (d) Notwithstanding anything in this Section to the contrary, if an Event of Default is in existence on the date Landlord’s notice is given to Tenant by Landlord or at the commencement of the term for such Additional Space there is an uncured Event of Default (Landlord being under no obligation to accept a cure), then, at Landlord’s option, Tenant’s right to lease the Additional Space shall lapse and be of no further force or effect.
     28.6 Tenant’s rights under this Article XXVIII are personal to Blackboard Inc. and may be exercised only by Blackboard Inc. and any Permitted Transferee that has assumed all of Blackboard Inc.’s obligations under this Lease in its entirety. Except as otherwise expressly permitted in the immediately preceding sentence, Tenant’s rights under this Article XXVIII shall not be exercised by any other transferee, sublessee or other assignee of Blackboard Inc.
     28.7 In the event that Tenant desires to lease additional space in the Building and there is no other space available on (and including) the second (2nd) through eighth (8th) floors of the Building for lease from Landlord, Tenant shall have the right to negotiate with any other tenant in the Building for a sublease or assignment of such tenant’s space in the Building and, notwithstanding any rights Landlord might have under any lease with any other tenant in the Building, Landlord shall not withhold its consent to any such sublease or assignment to Tenant so long as there are no Events of Default then occurring.
     28.8 Tenant’s rights under Section 28.5 are subject to any renewal, extension and/or expansion rights of any other tenant occupying space in the Building if such right is contained in such tenant’s initial lease.

     28.9 Blackboard Inc. and/or its Permitted Transferee shall not be entitled to exercise its rights under this Article XXVIII if at the time Tenant and/or its Permitted Transferee would otherwise be entitled to exercise its rights, Blackboard Inc. and/or its Permitted Transferee has subleased more than fifty percent (50%) of the Premises to a third party (i.e., not a Permitted Transferee).
     28.10 No abatements, allowances or other concessions shall apply with respect to the First Refusal Space or the Additional Space except as stated otherwise in the ROFR Economic Terms or as otherwise may be agreed by the parties in calculating fair market rent.
     28.11 Any increase in the space leased by Tenant pursuant to this Article XXVIII shall be evidenced by an amendment to this Lease indicating the location and configuration of such space and adding such space to the Premises on the terms and conditions specified in this Article XXVIII, which amendment shall be drafted by Landlord, and Tenant shall endeavor in good faith to review and execute the same within ten (10) business days after Tenant’s receipt thereof.
     28.12 Landlord shall have the right to lease up to 57,000 rentable square feet of above-grade space (including any space occupied by Landlord as of the date hereof or in the future) on the first (1st), second (2nd) and/or third (3rd) floors the Building to any affiliate of Landlord or any entity controlled by or under common control with Landlord without affording Tenant any right to lease such portion of the Building under Article XXVIII of this Lease.
     28.13 Landlord covenants and agrees that it shall not grant any other tenant any rights in the Building which conflict with the rights of Tenant under this Lease, including, without limitation, Tenant’s right to expand the Premises and renew the Lease Term.
ARTICLE XXIX
STORAGE SPACE
     29.1 Tenant shall lease from Landlord during the Lease Term, approximately one thousand (1,000) square feet of storage space as depicted on Exhibit P attached hereto (the “Storage Space”). Commencing on the Lease Commencement Date, Tenant shall pay the annual rent for such Storage Space set forth in Section 1.5(b) hereof. The annual rent payable for such Storage Space shall be payable in equal monthly installments in advance on the first day of each month. Except as otherwise specified in this Section, all of the terms, covenants, conditions and provisions of this Lease, except those contained in Section 5.1 and Exhibit B, shall apply to such Storage Space. Landlord shall, at Landlord’s expense, partition the perimeter boundaries of the Storage Space with wire mesh, and provide lighting and a wire mesh door, with building standard lock set (keyed for Tenant’s use only), and fit out the Storage Space as required by Law (including sprinklers), but Landlord shall not be obligated to provide any other alterations or improvements to or for such Storage Space. In addition, Landlord shall not be obligated to furnish any utilities or services to such Storage Space except for electricity reasonably sufficient for lighting the Storage Space. Tenant shall use any such Storage Space exclusively for storage purposes consistent with a first-class office building and for no other use or purpose and otherwise in accordance with this Lease (and in no event shall employees of Tenant or other persons occupy or work from such Storage Space). Furthermore, in no event shall Tenant store food, food products or other materials that may attract rodents or other pests in the Storage Space. Landlord shall have the right to change the location and configuration of the Storage Space from time to time, provided that: (i) Landlord shall provide Tenant with substitute space of similar nature and size elsewhere in the Building, which will not be any less than approximately 1,000 square feet (the “Substitute Storage Space”), (ii) Landlord shall provide Tenant no less than thirty (30) days advance written notice of the date Tenant must vacate the existing Storage Space, (iii) Landlord shall cause, at Landlord’s sole cost (and not as an Operating Expense) to be fit-out and constructed in substantially the same condition as the initial Storage Space, (iv) in no event will Tenant’s rent for the Storage Space increase, and (v) Landlord shall, at Landlord’s expense, move the items stored in the Storage Space to the Substitute Storage Space. Upon Landlord’s request, Tenant shall promptly execute a reasonably acceptable amendment to the Lease identifying the Substitute Storage Space.

ARTICLE XXX
TERMINATION OPTION
     30.1 Subject to the provisions of this Article XXX, Tenant shall have the one-time right, exercisable at its option, to terminate this Lease effective at the expiration of the eighth (8th) Lease Year; provided, however, if the Lease Term is extended to include the Abatement Extension Period in accordance with the terms of this Lease, then such termination right will be effective at the date that is two (2) years prior to the end of such extended Lease Term (as compared to the expiration of the eighth (8th) Lease Year). Notwithstanding the foregoing terms of this Section 30.1, if at any time, Tenant elects to renew the term of this Lease in accordance with the terms of this Lease, then the termination option granted by the terms of this Article XXX will automatically terminate and be of no further force and effect. Tenant shall have no right to terminate this Lease if an Event of Default exists at the time Tenant exercises its termination right hereunder.
     30.2 Tenant may exercise its right of termination under this Article XXX by (i) giving Landlord an irrevocable notice of termination at least twelve (12) months prior to the date on which this Lease shall be so terminated (the “Termination Notice”) and (ii) paying to Landlord, at the same time as it delivers its Termination Notice to Landlord, a termination payment (the “Termination Payment”). The Termination Payment is an amount equal to the sum of (a) the unamortized portion (amortized over a straight line basis over the number of months in the initial Term of the Lease (including the Abatement Extension Period if applicable), or if such amount was provided after the date of this Lease, over the remaining initial Term of the Lease (including the Abatement Extension Period if applicable) from the date so provided), at the rate of ten percent (10%) per annum, of the sum of (1) all tenant improvement allowances provided by Landlord to Tenant pursuant to the terms of this Lease, (2) any brokerage commissions paid by Landlord (capped at 3.75% of an amount equal to the Base Rent for the full Lease Term less any abated Monthly Base Rent, including any Base Rent for additional space leased by Tenant), and (3) any unamortized elective tenant improvement allowances pursuant to Section 5(b) of the Work Agreement attached hereto as Exhibit B, and, plus (b) an amount equal to four (4) full months of Monthly Base Rent first occurring after the effective date set forth in the Termination Notice. Landlord agrees to provide Tenant with a written calculation of the Termination Payment within thirty (30) days of Tenant’s request for such calculation.
     30.3 If the Termination Notice is not given timely or if the Termination Payment is not made timely to Landlord, Tenant’s right of cancellation shall be of no force or effect and this Lease shall continue through the full Lease Term. If the Termination Notice is given timely and the Termination Payment is made timely, this Lease shall terminate on the effective date set forth in the Termination Notice. In such event, the effectiveness of such termination shall not be impacted, and Tenant shall not owe any additional payment to Landlord, notwithstanding either party’s subsequent determination that the amount of the Termination Payment was inaccurate.
     30.4 Notwithstanding anything to the contrary in this Article XXX, Tenant shall remain liable for any payments which may become due under the Lease prior to the effective date of termination of this Lease.
     30.5 The provisions of this Article XXX are personal to Blackboard Inc. and any Permitted Transferee that has assumed in writing all of Blackboard, Inc.’s obligations under this Lease in its entirety, and may be exercised only by Blackboard Inc. and such Permitted Transferee and not by any assignee or other subtenant of Blackboard Inc.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

WASHINGTON TELEVISION CENTER LLC, a District of Columbia limited liability company

	By:	WTC Realty, Inc., a Delaware corporation, its Managing Member

	By:	/s/ Bruce Maher
		Name:	Bruce Maher
		Title:	VP Asset Management

WITNESS/ATTEST:	TENANT: BLACKBOARD INC., a Delaware corporation
	By:	/s/ Mike Beach
		Name:	Mike Beach
		Title:	CFO

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